Exhibit 4.1

EXECUTION COPY

FREESCALE SEMICONDUCTOR, INC.

as Issuer

and

DEUTSCHE BANK TRUST COMPANY AMERICAS

as Trustee

Indenture

Dated as of July 21, 2004

Debt Securities

FREESCALE SEMICONDUCTOR, INC.

Reconciliation and tie between Trust Indenture Act of 1939

and Indenture, dated as of July 21, 2004

Section of Trust Indenture Act of 1939		Section(s) of Indenture
§ 310	(a)(1)	7.10
	(a)(2)	7.10
	(a)(3)	Not Applicable
	(a)(4)	Not Applicable
	(a)(5)	7.10
	(b)	7.08, 7.10
§ 311	(a)	7.11
	(b)	7.11
	(c)	Not Applicable
§ 312	(a)	2.07
	(b)	12.03
	(c)	12.03
§ 313	(a)	7.06
	(b)	7.06
	(c)	7.06
	(d)	7.06
§ 314	(a)	4.04, 4.05
	(b)	Not Applicable
	(c)(1)	12.04
	(c)(2)	12.04
	(c)(3)	Not Applicable
	(d)	Not Applicable
	(e)	12.05
§ 315	(a)	7.01(b)
	(b)	7.05
	(c)	7.01(a)
	(d)	7.01(c)
	(d)(1)	7.01(c)(1)
	(d)(2)	7.01(c)(2)
	(d)(3)	7.01(c)(3)
	(e)	6.11
§ 316	(a)(1)(A)	6.05
	(a)(1)(B)	6.04
	(a)(2)	Not Applicable
	(a)(last sentence)	2.11
	(b)	6.07
§ 317	(a)(1)	6.08
	(a)(2)	6.09
	(b)	2.06
§ 318	(a)	12.01

Note:	This reconciliation and tie shall not, for any purpose, be deemed to be a part of the Indenture.

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INDENTURE dated as of July 21, 2004 between Freescale Semiconductor, Inc., a Delaware corporation (the “Company”), and Deutsche Bank Trust Company Americas, a New York banking corporation, as trustee (the “Trustee”).

Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Company’s unsecured senior debentures, notes or other evidences of indebtedness (the “Securities”) to be issued from time to time in one or more series as provided in this Indenture:

ARTICLE I

DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01	Definitions.

“Acquired Debt” means, with respect to any specified Person:

(1) Indebtedness of any other Person existing at the time such other Person is merged with or into or becomes a Restricted Subsidiary of such specified Person, but excluding Indebtedness of such other Person (a) that is extinguished, retired or repaid concurrently with such other Person becoming a Restricted Subsidiary of, or at the time it is merged into or consolidates with, such specified Person or (b) incurred in connection with, or in contemplation of, or to provide all or any portion of the funds or credit support for, the transaction or series of related transactions pursuant to which such other Person merges with or into, or becomes a Restricted Subsidiary of, such specified Person; and

(2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person, but excluding Indebtedness of such other Person (a) that is extinguished, retired or repaid concurrently with the transaction or series of related transactions pursuant to which such asset was acquired by such Person or (b) incurred in connection with, or in contemplation of, or to provide all or any portion of the funds or credit support for, the transaction or series of related transactions pursuant to which such asset was acquired by such Person.

Acquired Debt will be deemed to be incurred on the date the acquired Person becomes a Restricted Subsidiary.

“Adjusted Treasury Rate” means, with respect to any Redemption Date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.

“Agent” means any Registrar or Paying Agent.

“Asset Sale” means:

(1) the sale, lease, conveyance or other disposition of any assets or properties; provided that the sale, conveyance or other disposition of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole will be governed by the provisions of Section 4.16 and/or the provisions of Section 5.01 and not by the provisions of Section 4.13; and

(2) the issuance of Equity Interests in any of the Company’s Restricted Subsidiaries or the sale of Equity Interests in any of its Restricted Subsidiaries.

Notwithstanding the preceding, none of the following items will be deemed to be an Asset Sale:

(1) any single transaction or series of related transactions that involves Equity Interests or assets having a Fair Market Value of less than $250.0 million;

(2) a transfer of assets or properties between or among the Company and its Restricted Subsidiaries (including any Person that becomes a Restricted Subsidiary in connection with such transaction);

(3) an issuance of Equity Interests by a Restricted Subsidiary or sale of Equity Interests of a Restricted Subsidiary to the Company or to another Restricted Subsidiary;

(4) the sale of equipment, inventory or accounts receivable in the ordinary course of business;

(5) the lease, assignment or sub-lease of any real or personal property in the ordinary course of business;

(6) any sale, lease or other disposition in the ordinary course of business of obsolete, worn out or damaged equipment or assets that are no longer used in the business of the Company and its Restricted Subsidiaries;

(7) sales of assets received by the Company or any of its Restricted Subsidiaries upon the foreclosure of a Lien;

(8) the sale or other disposition of cash or Cash Equivalents;

(9) the granting of Liens not prohibited by this Indenture;

(10) any surrender or waiver of contract rights or the settlement, release or surrender of contract rights or other litigation claims in the ordinary course of business; and

(11) a Restricted Payment or a Permitted Investment that is not prohibited by Section 4.10.

“Attributable Debt” in respect of a Sale and Leaseback Transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such Sale and Leaseback Transaction including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such lease, determined in accordance with GAAP.

“Bankruptcy Law” means Title 11 of the United States Code or any similar or successor federal, state or foreign law for the relief of debtors.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act. The terms “Beneficially Owns” and “Beneficially Owned” have a corresponding meaning.

“Board of Directors” means:

(1) with respect to a corporation, the board of directors of the corporation or, except in the context of the definitions of “Change of Control” and “Continuing Directors,” any committee thereof;

(2) with respect to a partnership, the Board of Directors of the general partner of the partnership; and

(3) with respect to any other Person, the board or committee of such Person serving a similar function.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Borrowing Base” means, as of any date, an amount equal to:

(1) 80% of the face amount of all accounts receivable owned by the Company and its Restricted Subsidiaries as of the end of the most recent fiscal quarter preceding such date that were not more than 90 days past due; plus

(2) 50% of the book value of all inventory owned by the Company and its Restricted Subsidiaries as of the end of the most recent fiscal quarter preceding such date,

all calculated on a consolidated basis in accordance with GAAP.

“Business Day” means each day other than a Saturday, a Sunday or a day on which commercial banking institutions are authorized or required by law to close in New York City.

“Capital Lease Obligation” means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized and reflected as a liability on a balance sheet in accordance with GAAP.

“Capital Stock” means:

(1) in the case of a corporation, corporate stock;

(2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person,

but excluding any debt securities convertible into such equity securities.

“Cash Equivalents” means:

(1) United States dollars, pounds sterling, euros or, in the case of any foreign Restricted Subsidiary, such local currencies held by it from time to time in the ordinary course of business;

(2) securities issued or directly and fully guaranteed or insured by the United States government (or any agency or instrumentality thereof), in each case the payment of which is backed by the full faith and credit of the United States and having maturities of not more than one year from the date of acquisition;

(3) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the date of acquisition, having one of the two highest ratings obtainable from either Moody’s or S&P;

(4) certificates of deposit and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case, with any domestic commercial bank or any domestic branch of a foreign commercial bank, in each case having combined capital and surplus in excess of $500 million and a Thomson Bank Watch Rating (or the successor thereto) of “B” or better;

(5) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2), (3) and (4) above entered into with any financial institution meeting the qualifications specified in clause (4) above;

(6) commercial paper having one of the two highest ratings obtainable from Moody’s or S&P and in each case maturing within one year after the date of acquisition; and

(7) money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (6) of this definition.

“Change of Control” means the occurrence of any of the following:

(1) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and its Restricted Subsidiaries, taken as a whole, to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act);

(2) the adoption of a plan relating to the liquidation or dissolution of the Company;

(3) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as that term is used in Section 13(d)(3) of the Exchange Act), other than Motorola or any Subsidiary thereof, becomes the Beneficial Owner, directly or indirectly, of more than 35% of the Voting Stock of the Company, measured by voting power rather than number of shares;

(4) the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors; or

(5) the Company consolidates with, or merges with or into, any Person (other than Motorola or a Subsidiary of Motorola), or any Person (other than Motorola or a Subsidiary of Motorola) consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of the Company is converted into or exchanged for cash, securities or other property, other than any such transaction where the Voting Stock of the Company outstanding immediately prior to such transaction is converted into or exchanged for Voting Stock (other than Disqualified Stock) of the surviving or transferee Person constituting a majority of the outstanding shares of such Voting Stock of such surviving or transferee Person (immediately after giving effect to such issuance).

“Change of Control Event” means the occurrence of a Change of Control and a Rating Decline.

“Company” means the Person named as the “Company” in the first paragraph of this instrument until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such successor Person; provided, however, that for purposes of any provision contained herein which is required by the TIA, “Company” shall also mean each other obligor (if any) on the Securities of a series.

“Company Order” means a written order signed in the name of the Company by two Officers of the Company, and delivered to the Trustee.

“Comparable Treasury Issue” means the U.S. Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term to the first option Redemption Date of the Securities being redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term to the first option Redemption Date of the Securities being redeemed.

“Comparable Treasury Price” means, with respect to any Redemption Date:

(1) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third Business Day preceding such Redemption Date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated “Composite 3:30 p.m. Quotations for U.S. Government Securities”; or

(2) if such release (or any successor release) is not published or does not contain such prices on such Business Day, (a) the average of the Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or (b) if the Quotation Agent obtains fewer than three such Reference Treasury Dealer Quotations, the average of all such Quotations.

“Consolidated Cash Flow” means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus:

(1) an amount equal to any extraordinary loss realized by such Person or any of its Restricted Subsidiaries plus any net loss realized in connection with an Asset Sale, to the extent such losses were deducted in computing such Consolidated Net Income; plus

(2) provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

(3) consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued and whether or not capitalized (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings, and net interest expense, if any, pursuant to Interest Rate Hedging Obligations), to the extent that any such expense was deducted in computing such Consolidated Net Income; plus

(4) depreciation, amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income; plus

(5) non-cash items (other than any non-cash items that will require cash payments in the future or that relate to foreign currency translation) decreasing such Consolidated Net Income for such period, other than items that were accrued in the ordinary course of business, in each case, on a consolidated basis and determined in accordance with GAAP; minus

(6) non-cash items (other than any non-cash items that will require cash payments in the future or that relate to foreign currency translation) increasing such Consolidated Net Income for such period, other than items that were accrued in the ordinary course of business, in each case, on a consolidated basis and determined in accordance with GAAP.

Notwithstanding the preceding, the provision for taxes based on the income or profits of, and the depreciation and amortization and other non-cash charges of, a Restricted Subsidiary of the Company shall be added to Consolidated Net Income to compute Consolidated Cash Flow of the Company only to the extent that a corresponding amount would be permitted at the date of determination to be dividended to the Company by such Restricted Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Subsidiary or its stockholders; provided that the amount to be added to Consolidated Net Income to compute Consolidated Cash Flow of the Company shall not be limited pursuant to this paragraph if, pursuant to the proviso in clause (2) of the definition of “Consolidated Net Income,” no exclusion of Net Income would be required as a result of the condition in such proviso being satisfied.

“Consolidated Interest Expense” means, with respect to any Person for any period, the sum, without duplication, of:

(1) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued, including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings, and net interest expense, if any, pursuant to Interest Rate Hedging Obligations; plus

(2) the consolidated interest of such Person and its Restricted Subsidiaries that was capitalized during such period; plus

(3) interest actually paid during such period by the Company or any Restricted Subsidiary under any Guarantee of Indebtedness of another Person; plus

(4) the sum of all dividend payments, whether or not in cash, on any series of preferred stock of such Person or any of its Restricted Subsidiaries during such period, other than dividend payments on Equity Interests payable solely in Equity Interests of the Company (other than Disqualified Stock) or to the Company or a Restricted Subsidiary of the Company.

“Consolidated Interest Expense Coverage Ratio” means, with respect to any specified Person for any period, the ratio of the Consolidated Cash Flow of such Person and its Restricted Subsidiaries for such period to the Consolidated Interest Expense of such Person for such period. In the event that the specified Person or any of its Restricted Subsidiaries incurs, assumes, guarantees or redeems any Indebtedness (other than revolving credit borrowings) or issues or redeems preferred stock subsequent to the commencement of the period for which the Consolidated Interest Expense Coverage Ratio is being calculated but prior to the date on which the event for which the calculation of the Consolidated Interest Expense Coverage Ratio is made (the “Calculation Date”), then the Consolidated Interest Expense Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, Guarantee or redemption of Indebtedness, or such issuance or redemption of preferred stock, as if the same had occurred at the beginning of the applicable four-quarter reference period.

In addition, for purposes of calculating the Consolidated Interest Expense Coverage Ratio:

(1) acquisitions that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date shall be deemed to have occurred on the first day of the four-quarter reference period, and Consolidated Cash Flow for such reference period shall be calculated without giving effect to clause (3) of the proviso set forth in the definition of Consolidated Net Income;

(2) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded; and

(3) the Consolidated Interest Expense attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date shall be excluded, but only to the extent that the obligations giving rise to such Consolidated Interest Expense will not be obligations of the specified Person or any of its Restricted Subsidiaries following the Calculation Date.

“Consolidated Net Income” means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that:

(1) the Net Income (or loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting will be included only to the extent of the amount of dividends or distributions paid in cash (or to the extent converted into cash) to or by the specified Person or a Restricted Subsidiary of the Person;

(2) the Net Income of any Restricted Subsidiary will be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders, except to the extent that such Net Income is actually paid to such Person or one of its Restricted Subsidiaries through dividends, loans or otherwise; provided that there shall be no exclusion of Net Income pursuant to this clause (2) if the amount of Net Income that would have been excluded pursuant to this clause (2) does not exceed 5% of the Net Income of the Company and its Restricted Subsidiaries;

(3) the cumulative effect of a change in accounting principles will be excluded;

(4) any non-cash goodwill impairment charges incurred subsequent to the date hereof resulting from the application of SFAS No. 142 will be excluded;

(5) any non-cash charges incurred subsequent to the date hereof relating to the underfunded portion of any pension plans will be excluded;

(6) any non-cash charges incurred subsequent to the date hereof resulting from the application of SFAS No. 123 will be excluded; and

(7) the Net Income of any Unrestricted Subsidiary will be included to the extent distributed or otherwise paid in cash (or to the extent converted into cash) to the specified Person or one of its Subsidiaries.

“Consolidated Net Tangible Assets” means Total Assets (less accumulated depreciation and valuation reserves and other reserves and items deductible from gross book value of specific asset accounts under GAAP) after deducting therefrom (1) all current liabilities, (2) any item representing investments in Unrestricted Subsidiaries and (3) all goodwill, trade names, trademarks, patents, unamortized debt discount, organization expenses and other like intangibles, all as set forth on the most recent balance sheet of the Company and its consolidated Restricted Subsidiaries and computed in accordance with GAAP.

“Consolidated Net Worth” means, with respect to any specified Person as of any date, the sum of:

(1) the consolidated equity of the common stockholders of such Person and its consolidated Subsidiaries as of such date; plus

(2) the respective amounts reported on such Person’s balance sheet as of such date with respect to any series of preferred stock (other than Disqualified Stock) that by its terms is not entitled to the payment of dividends unless such dividends may be declared and paid only out of net earnings in respect of the year of such declaration and payment, but only to the extent of any cash received by such Person upon issuance of such preferred stock.

“Continuing Directors” means, as of any date of determination, any member of the Board of Directors of the Company who:

(1) was a member of such Board of Directors on the date hereof; or

(2) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors then still in office or with the approval of a majority of Directors whose election was previously so approved from time to time.

“Corporate Trust Office” of the Trustee means the principal office of the Trustee at which at any time its corporate trust business shall be administered, which at the time hereof is the office of the Trustee located at 60 Wall Street, New York, New York 10005, Attn: Trust and Securities Services, or such other address as the Trustee may give notice to the Company.

“Credit Facilities” means one or more debt facilities or commercial paper facilities, in each case with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, refunded, renewed, replaced or refinanced (including increasing the amount borrowed thereunder) in whole or in part from time to time.

“Default” means any event, act or condition that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Depositary” means, with respect to the Securities of any series issuable or issued in whole or in part in global form, the Person specified pursuant to Section 2.01 hereof as the initial Depositary with respect to the Securities of such series, until a successor shall have been appointed and become such pursuant to the applicable provision of this Indenture, and thereafter “Depositary” shall mean or include such successor; and, if at any time there is more than one such Person, “Depositary” as used with respect to the Securities of any series means the Depositary with respect to such series.

“Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after the latest date on which any outstanding Securities issued pursuant to this Indenture

(other than any Securities held by the Company and its Restricted Subsidiaries) mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require the Company to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale will not constitute Disqualified Stock. The amount of Disqualified Stock deemed to be outstanding at any time for purposes of this Indenture will be the maximum amount that the Company and its Restricted Subsidiaries may become obligated to pay upon the maturity of, or pursuant to any mandatory redemption provisions of, such Disqualified Stock, exclusive of accrued dividends.

“Dollar” or “$” means a dollar or other equivalent unit in such coin or currency of the United States as at the time shall be legal tender for the payment of public and private debt.

“Domestic Subsidiary” means any Restricted Subsidiary of the Company formed under the laws of the United States of America or any state of the United States of America or the District of Columbia.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Equity Offering” means any primary private or public offering of Equity Interests of the Company (other than Disqualified Stock) to Persons who are not Affiliates of the Company other than (1) public offerings with respect to the Company’s common stock registered on Form S-8 and (2) issuances upon exercise of options by employees of the Company or any of its Restricted Subsidiaries.

“Exchange Act” means the Securities Exchange Act of 1934 and the rules and regulations thereunder, in each case, as amended.

“Exchange and Registration Rights Agreement” means an exchange and/or registration rights agreement that the Company may enter into with purchasers of Securities of any Series that are Rule 144A Securities or are sold in offshore transactions to persons other than U.S persons (as defined in Regulation S under the Securities Act) for the benefit of the holders from time to time of such Securities, which shall provide, among other things, for (i) the exchange of such Securities for similar Securities that are not subject to transfer restrictions and/or (ii) the registration of such Securities under the Securities Act.

“Existing Indebtedness” means any Indebtedness of the Company and its Restricted Subsidiaries in existence on the date hereof, until such amounts are repaid.

“Fair Market Value” means the value that would be paid by a willing buyer to a willing seller in a transaction not involving distress or necessity of either party, determined in good faith by the Board of Directors of the Company (unless otherwise provided in this Indenture).

“Foreign Subsidiary” means any Subsidiary of the Company that is not a Domestic Subsidiary.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time.

“Global Security” means a Security that is issued in global form in the name of the Depositary with respect thereto or its nominee.

“Government Securities” means direct obligations of, or obligations guaranteed by, the United States of America for the payment of which guarantee or obligations the full faith and credit of the United States is pledged.

“Guarantee” means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness.

“Guarantor” means any Subsidiary that executes a Subsidiary Guarantee in accordance with the provisions of Section 9.01, and their respective successors and assigns.

“Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under:

(1) currency exchange, interest rate or commodity swap agreements, currency exchange, interest rate or commodity cap agreements and currency exchange, interest rate or commodity collar agreements; and

(2) other agreements or arrangements designed to protect such Person against fluctuations in currency exchange, interest rates or commodity prices.

“Holder” means a Person in whose name a Security is registered.

“Indebtedness” means, with respect to any specified Person, any indebtedness of such Person, whether or not contingent and without duplication:

(1) in respect of borrowed money;

(2) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

(3) in respect of bankers’ acceptances;

(4) representing Capital Lease Obligations;

(5) representing the balance deferred and unpaid of the purchase price of any property, except any such balance that constitutes an accrued expense or trade payable, or similar obligations to trade creditors, which purchase price is due more than six months after the date of placing the property in service or taking delivery and title thereto; or

(6) representing any Hedging Obligations,

if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet (excluding the footnotes thereto) of the specified Person prepared in accordance with GAAP. In addition, the term “Indebtedness” includes, to the extent not otherwise included, all Indebtedness of others secured by a Lien on any asset owned by the specified Person (whether or not such Indebtedness is assumed by the specified Person) (provided that the amount of such Indebtedness will be the lesser of (a) the Fair Market Value of such asset at such date of determination and (b) the amount of such Indebtedness of such other Person) and, to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person.

The amount of any Indebtedness outstanding as of any date will be:

(1) the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount; and

(2) the principal amount of the Indebtedness, together with any interest on the Indebtedness that is more than 30 days past due, in the case of any other Indebtedness.

Notwithstanding the foregoing, “Indebtedness” shall not include (A) advance payments by customers in the ordinary course of business for services or products to be provided or delivered in the future or (B) deferred taxes.

“Indenture” means this Indenture as amended or supplemented from time to time pursuant to the provisions hereof, and includes the terms of a particular series of Securities established as contemplated by Section 2.01.

“interest” means, with respect to an Original Issue Discount Security that by its terms bears interest only after Stated Maturity, interest payable after Stated Maturity.

“Interest Payment Date,” when used with respect to any Security, shall have the meaning assigned to such term in the Security as contemplated by Section 2.01.

“Interest Rate Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under:

(1) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements; and

(2) other agreements or arrangements designed to protect such Person against fluctuations in interest rates.

“Investment Grade Rating” means a rating of Baa3 or better by Moody’s (or its equivalent under any successor rating categories of Moody’s) and BBB- or better by S&P (or its equivalent under any successor rating categories of S&P) (or, in each case, if such Rating Agency ceases to rate any series of Securities for reasons outside of the control of the Company, the equivalent investment grade credit rating from any Rating Agency selected by the Company as a replacement Rating Agency).

“Investments” means, with respect to any Person, any direct or indirect investments by such Person in another Person (including Affiliates) in the form of loans, notes or similar instruments or other extensions of credit (including Guarantees), advances or capital contributions (excluding commission, travel, relocation, entertainment and similar advances (including advances against future vacation days) to officers, directors, employees, consultants and agents made in the ordinary course of business), purchases or other acquisitions for value of Indebtedness, Equity Interests or other securities issued by such other Person, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Capital Stock of any direct or indirect Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of the Company, the Company will be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of the Capital Stock of such former Subsidiary not sold or disposed of in an amount determined as provided in Section 4.10(c). The acquisition by the Company or any Restricted Subsidiary of the Company of a Person that holds an Investment in a third Person that is not a Subsidiary of such acquired Person will be deemed to be an Investment by the Company or such Restricted Subsidiary of the Company in such third Person in an amount equal to the Fair Market Value of the Investment held by the acquired Person in such third Person in an amount determined as provided in Section 4.10(c). Except as otherwise provided in this Indenture, the amount of an Investment shall be determined at the time the Investment is made and without giving effect to subsequent changes in value.

“Legal Holiday” means a Saturday, a Sunday or a day on which banking institutions in any of The City of New York, New York, or a Place of Payment are authorized or obligated by law, regulation or executive order to remain closed.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction, provided that in no event shall an operating lease be deemed to constitute a Lien.

“Moody’s” means Moody’s Investors Service, Inc. and its successors.

“Motorola” means Motorola, Inc., a Delaware corporation.

“Net Income” means, with respect to any specified Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however:

(1) any gain or loss, together with any related provision for taxes on such gain (but not loss), realized in connection with: (a) any Asset Sale; or (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries; and

(2) any extraordinary gain or loss, together with any related provision for taxes on such extraordinary gain (but not loss).

“Net Proceeds” means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale and the sale or disposition of any such non-cash consideration, including, without limitation, legal, accounting and investment banking fees, and brokerage and sales commissions, and any out-of-pocket expenses paid to third parties in connection with the Asset Sale, taxes paid or payable as a result of the Asset Sale, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, and amounts required to be applied to the permanent repayment of Indebtedness secured by a Lien on the asset or assets that were the subject of such Asset Sale and any reserve or adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

“Non-Recourse Debt” means Indebtedness:

(1) as to which neither the Company nor any of its Restricted Subsidiaries (a) provides credit support in the form of any undertaking, agreement or instrument that would constitute Indebtedness, (b) is directly or indirectly liable as a guarantor or otherwise or (c) constitutes the lender; and

(2) no default with respect to which (including any rights that the holders of the Indebtedness may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness (other than Securities of any series) of the Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment of such other Indebtedness of the Company or any of its Restricted Subsidiaries to be accelerated or payable prior to its stated maturity.

“Obligations” means any principal, interest, penalties, fees, taxes, costs, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing, securing or relating to any Indebtedness, whether or not a claim in respect thereof has been asserted.

“obligor” on the Securities and the Subsidiary Guarantee means the Company and each Guarantor, if any, respectively, and any successor obligor upon the Securities and any Subsidiary Guarantee, respectively.

“Officer” means the Chairman of the Board, the President, any Vice Chairman of the Board, any Vice President, the General Counsel, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, any Assistant Controller, the Secretary or any Assistant Secretary of a Person.

“Officers’ Certificate” means a certificate signed by two Officers of a Person.

“Opinion of Counsel” means a written opinion from legal counsel who is acceptable to the Trustee.

“Original Issue Discount Security” means any Security that provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the Stated Maturity thereof pursuant to Section 6.02.

“Permitted Business” means any business conducted by the Company and its Restricted Subsidiaries from time to time, any reasonable extension thereof, and any additional business reasonably related, incidental, ancillary or complementary thereto.

“Permitted Investments” means:

(1) any Investment in the Company or in a Restricted Subsidiary of the Company;

(2) any Investment in Cash Equivalents;

(3) any Investment by the Company or any Restricted Subsidiary of the Company in a Person, if as a result of such Investment:

(A) such Person becomes a Restricted Subsidiary of the Company; or

(B) such Person is merged, consolidated or amalgamated with or into, or in one or a series of related transactions transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary of the Company;

(4) any Investment made as a result of the receipt of non-cash consideration from the sale or other disposition of assets or properties made in a manner not prohibited by Section 4.13;

(5) any Investment existing on the date hereof;

(6) any acquisition of assets solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Company;

(7) any Investments received in compromise of obligations of trade creditors or customers that were incurred in the ordinary course of business, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer;

(8) advances, loans or extensions of trade credit in the ordinary course of business by the Company or any of its Restricted Subsidiaries;

(9) Hedging Obligations;

(10) any Investment acquired by the Company or any of its Restricted Subsidiaries as a result of a foreclosure by the Company or any such Restricted Subsidiary with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

(11) any Investment consisting of a guarantee permitted under Section 4.12, including the Subsidiary Guarantees;

(12) loans and advances to employees not to exceed $10 million in the aggregate at any one time outstanding;

(13) Investments consisting of the contribution of intellectual property; and

(14) other Investments in any Person or Persons having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), which, when taken together with all other Investments made pursuant to this clause (14) since the date hereof, do not exceed $250 million; provided, however, that to the extent any Investment made pursuant to this clause (14) is sold for cash or otherwise liquidated or repaid for cash, the maximum dollar amount of Permitted Investments made pursuant to this clause (14) shall be increased or decreased by the amount of the net gain or loss from the sale of any such Investment.

“Permitted Liens” means:

(1) Liens securing Indebtedness and other Obligations under Credit Facilities that were permitted to be incurred by clause (1) of Section 4.12(b);

(2) Liens securing Indebtedness between a Restricted Subsidiary of the Company and the Company or between Restricted Subsidiaries of the Company;

(3) Liens on property of a Person existing at the time such Person is merged with or into or consolidated with the Company or any Subsidiary of the Company or at the time of sale, lease or other disposition of all or substantially all of the properties of such Person (or a division thereof) to the Company or any of its Subsidiaries; provided that such Liens were in existence prior to the contemplation of such merger or consolidation or arose thereafter under contractual commitments entered into prior to and not in contemplation of such transaction and do not extend as a result of such transaction to any assets other than those of the Person merged into or consolidated with or the assets of which are sold, leased or otherwise disposed of to the Company or the Subsidiary;

(4) Liens on property of an Unrestricted Subsidiary at the time that it is designated as a Restricted Subsidiary pursuant to the definition of “Unrestricted

Subsidiary”; provided that such Liens were not incurred in connection with, or in contemplation of, such designation;

(5) Liens on assets existing at the time of acquisition of the assets by the Company or a Restricted Subsidiary, provided that such Liens were in existence prior to the contemplation of such acquisition;

(6) Liens to secure the performance of statutory obligations, surety, judgment or appeal bonds, performance bonds, bids, trade contracts or other obligations of a like nature incurred in the ordinary course of business;

(7) Liens arising out of conditional sale, retention, consignment or similar arrangements, incurred in the ordinary course of business, for the sale of goods;

(8) Liens required by any contract or statute in order to permit the Company or a Subsidiary of the Company to perform any contract or subcontract made by, with or at the request of the United States or any state, or any department, agency, instrumentality or political subdivision of any of the foregoing or the District of Columbia;

(9) Liens to secure Indebtedness (including Capital Lease Obligations) permitted by clause (4) of Section 4.12(b) covering only the assets acquired with such Indebtedness;

(10) Liens existing on the date hereof;

(11) Liens for taxes, assessments, fees or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings, provided that any reserve or other appropriate provision as is required in conformity with GAAP has been made therefore;

(12) Liens securing (a) Permitted Refinancing Indebtedness incurred to refinance Indebtedness that was previously so secured, provided that any such Lien is limited to all or part of the same property or assets (plus assets or property affixed or appurtenant thereto or proceeds in respect thereof) that secured (or, under the written arrangements under which the original Lien arose, could secure) the Indebtedness being refinanced or is in respect of property that is the security for a Permitted Lien and (b) up to $250 million of Permitted Refinancing Indebtedness the net proceeds of which are used to refinance Indebtedness incurred under clause (3) of Section 4.12(b); and

(13) Liens securing Hedging Obligations so long as such Hedging Obligations are permitted to be incurred under this Indenture;

(14) Liens on assets of Restricted Subsidiaries to secure letters of credit issued pursuant to clause (14) of the definition of Permitted Debt; provided if and to the extent such letters of credit are drawn upon, such drawing is reimbursed no later than the tenth Business Day following a demand for reimbursement following payment on the letter of credit;

(15) bankers’ Liens, rights of setoff and similar Liens with respect to cash and Cash Equivalents on deposit in one or more bank accounts in the ordinary course of business;

(16) Liens, not in respect of Indebtedness, arising from Uniform Commercial Code financing statements for informational purposes with respect to leases incurred in the ordinary course of business and not otherwise prohibited by this Indenture;

(17) Liens securing Indebtedness of the Company incurred (within 180 days of such purchase) to finance the purchase of any assets, to the extent the amount of Indebtedness thereunder does not exceed 100% of the purchase cost of such assets; provided that such Indebtedness was permitted to be incurred by the terms of this Indenture and such Liens do not extend to any assets of the Company or its Restricted Subsidiaries other than the assets so acquired;

(18) Liens securing Indebtedness the proceeds of which are used to develop or construct new facilities (or any improvements to existing facilities) or equipment (or any improvements to existing equipment) designed primarily for the purpose of air or water pollution control; provided that such Indebtedness was permitted to be incurred by the terms of this Indenture and such Liens do not extend to any assets of the Company or its Restricted Subsidiaries other than those assets which are the subject of this clause;

(19) Liens securing Securities of any series; and

(20) Liens incurred in the ordinary course of business of the Company or any Restricted Subsidiary of the Company with respect to obligations that do not exceed $25 million at any one time outstanding.

“Permitted Refinancing Indebtedness” means any Indebtedness of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund, other Indebtedness of the Company or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that:

(1) the aggregate principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the aggregate principal amount (or accreted value, if applicable) of the Indebtedness extended, refinanced, renewed, replaced, defeased or refunded (plus all accrued interest on the Indebtedness and the amount of all expenses and premiums incurred in connection therewith);

(2) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

(3) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is by its terms subordinated in right of payment to Securities of any series, such Permitted Refinancing Indebtedness is by its terms subordinated in right of payment to such series of Securities on terms at least as favorable in all material respects to the Holders of such series of Securities as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and

(4) such Indebtedness is incurred either by the Company or by the Restricted Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

“Place of Payment” means, with respect to the Securities of any series, the place or places where the principal of, premium (if any) and interest and Special Interest, if any, on the Securities of that series are payable as specified in accordance with Section 2.01 subject to the provisions of Section 4.02.

“principal” of a Security means the principal of the Security plus, when appropriate, the premium, if any, on the Security.

“Principal Property” means any manufacturing plant or facility owned by the Company and/or one or more Restricted Subsidiaries and located within the continental United States of America having a gross book value in excess of 5.0% of the Consolidated Net Tangible Assets of the Company and its Restricted Subsidiaries; provided that the term “Principal Property” shall not include any plant or facility that:

(1) is acquired after the date hereof for the disposal of solid waste, or control or abatement of atmospheric pollutants or contaminants, or water, noise or other pollutants, or

(2) in the opinion of the Board of Directors, is not of material importance to the total business conducted by the Company and its Restricted Subsidiaries, considered as a whole.

“Quotation Agent” means the Reference Treasury Dealer appointed by the Trustee to act as the Quotation Agent after consultation with the Company.

“Rating Agency” means (1) each of Moody’s and S&P and (2) if Moody’s or S&P ceases to rate any series of Securities for reasons outside of the control of the Company, a “nationally recognized statistical rating organization” within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act selected by the Company as a replacement agency for Moody’s or S&P, as the case may be.

“Rating Decline” means the occurrence on any date from and after the date of the public notice by the Company or another Person seeking to effect a Change in Control of an arrangement that, in the Company’s good faith judgment, is expected to result in a Change of Control until the end of the 30 day period following public notice of the occurrence of a Change of Control or abandonment of the expected Change in Control transaction (which period shall be extended so long as the rating of any series of Securities is under publicly announced consideration for possible downgrade by any Rating Agency) of:

(1) a decline in the rating of any series of Securities by such Rating Agency by at least one notch in the gradation of the rating scale (e.g., + or - for S&P or 1, 2 and 3 for Moody’s) from such Rating Agency’s rating of such series of Securities; or

(2) withdrawal by such Rating Agency of such Rating Agency’s rating of any series of Securities.

“Redemption Date” means, with respect to any Security to be redeemed, the date fixed for such redemption by or pursuant to this Indenture.

“Redemption Price” means, with respect to any Security to be redeemed, the price at which it is to be redeemed pursuant to this Indenture.

“Reference Treasury Dealer” means Goldman, Sachs & Co. and its respective successors and, at our option, other primary U.S. government securities dealers in New York City selected by us.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 pm on the third Business Day preceding such Redemption Date.

“Replacement Assets” means (1) non-current assets (including Equity Interests) that will be used or useful in a Permitted Business, (2) substantially all of the assets of another Permitted Business, or (3) a majority of the Voting Stock of any Person engaged in a Permitted Business that will become on the date of acquisition thereof a Restricted Subsidiary as a result of such acquisition.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Subsidiary” of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

“Rule 144A Securities” means Securities of a series issued in reliance on Rule 144A under the Securities Act and designated pursuant to Section 2.01 as entitled to the benefits of Section 4.04(b).

“Sale and Leaseback Transaction” means any arrangement with any Person providing for the leasing by the Company or any Restricted Subsidiary of any properties or assets of the Company and/or such Restricted Subsidiary (except for leases between the Company and any Restricted Subsidiary, between any Restricted Subsidiary and the Company or between Restricted Subsidiaries), which properties or assets have been or are to be sold or transferred by the Company or such Restricted Subsidiary to such Person and as to which the Company or such Restricted Subsidiary takes back a lease of such properties or assets.

“SEC” means the Securities and Exchange Commission.

“Securities” has the meaning stated in the preamble of this Indenture and more particularly means any Securities authenticated and delivered under this Indenture.

“Securities Act” means the Securities Act of 1933 and the rules and regulations thereunder, in each case, as amended.

“Security Custodian” means, with respect to Securities of a series, the Trustee for Securities of such series, as custodian with respect to the Securities of such series issued in global form, or any successor entity thereto.

“S&P” means Standard & Poor’s Ratings Service, a division of The McGraw Hill Companies, and its successors.

“Significant Subsidiary” means any Subsidiary that satisfies the criteria for a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date hereof. “Significant Subsidiary” shall be determined in relationship to the Company and its Domestic Subsidiaries on a consolidated basis as of the end of the most recently completed fiscal year on an annual basis at the time that an audited balance sheet for the Company and its consolidated subsidiaries becomes publicly available.

“Special Interest” when used with respect to a Security of any series, means interest payable on such Security pursuant to an Exchange and Registration Rights Agreement entered into in connection with the issuance and sale of such Security in the event of a registration default as provided in such Exchange and Registration Rights Agreement.

“Stated Maturity” means, with respect to any installment of interest or principal on Indebtedness or any series of Securities, the date on which the payment of interest or principal was scheduled to be paid (including with respect to sinking fund obligations) in the original documentation governing such Indebtedness or Securities, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Subsidiary” means, with respect to any specified Person at any date:

(1) any corporation, association or other business entity of which ownership interests representing more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustee of the corporation, association or other business entity is at the time owned by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(2) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

“Suspension Event Permitted Liens” means:

(1) Liens that would have been Permitted Liens prior to a Suspension Event or Fall Away Event, other than Liens permitted pursuant to clauses (9), (12)(b), (18) and (20) of the definition of “Permitted Liens”; and

(2) Liens securing Indebtedness (other than (a) Indebtedness secured solely by Liens under clause (1) of this definition of “Suspension Event Permitted Liens” or (b) Indebtedness that is secured equally and ratably with (or on a basis subordinated to) any series of Securities) of the Company and its Restricted Subsidiaries or Attributable Debt of the Company and its Restricted Subsidiaries with respect to all Sale and Leaseback Transactions (other than Sale and Leaseback Transactions permitted by clause (b) of Section 4.17) so long as the sum of such Indebtedness and Attributable Debt outstanding does not exceed in excess of 5.0% of the Consolidated Net Tangible Assets of the Company and its Restricted Subsidiaries or, if greater, the aggregate amount of Indebtedness secured by Liens on the date of the Fall Away Event or Suspension Event that were created, incurred, assumed or existing pursuant to clauses (9), (12)(b), (18) and (20) of the definition of “Permitted Liens”.

“TIA” means the Trust Indenture Act of 1939 as in force at the date as of which this instrument was executed; provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, “Trust Indenture Act” means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.

“Total Assets” means, with respect to any specified Person at any date, without duplication, the total consolidated assets of that Person and its Subsidiaries, as determined in accordance with GAAP.

“Total Voting Power” means, with respect to any specified Person at any date, the aggregate votes entitled to be cast generally in the election of directors represented by all then outstanding Voting Stock of such Person.

“Transaction Documents” means, collectively, the Master Separation and Distribution Agreement, Registration Rights Agreement, Tax Sharing Agreement, Employee Matters Agreement, Intellectual Property Assignment Agreement, Intellectual Property License Agreement, Transition Services Agreement, and Purchase and Supply Agreement (in each case entered into between Motorola and the Company), each as amended from time to time.

“Trust Officer” means the officer of the Trustee having direct responsibility for the administration of the Indenture.

“Trustee” means the Person named as such until a successor replaces it in accordance with the applicable provisions of this Indenture, and thereafter “Trustee” means each Person who is then a Trustee hereunder, and if at any time there is more than one such Person, “Trustee” as used with respect to the Securities of any series means the Trustee with respect to Securities of that series.

“United States” means the United States of America (including the States and the District of Columbia) and its territories and possessions, which include Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands.

“Unrestricted Subsidiary” means any Subsidiary of the Company that is designated by the Board of Directors of the Company as an Unrestricted Subsidiary pursuant to a Board Resolution, but only if such Subsidiary:

(1) has no Indebtedness other than Non-Recourse Debt;

(2) is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results; and

(3) is not guaranteeing or otherwise directly or indirectly providing credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries.

Any designation of a Subsidiary of the Company as an Unrestricted Subsidiary will be evidenced to the Trustee by filing with the Trustee a certified copy of the Board Resolution giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the preceding conditions and was permitted by Section 4.10. If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary of the Company as of such date and, if such Indebtedness is not permitted to be incurred as of such date under Section 4.12, the Company will be in default of such covenant. The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation will only be permitted if (1) such Indebtedness is permitted under Section 4.12, calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period; and (2) such designation would not cause a Default.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote generally in the election of the Board of Directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

(1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

(2) the then outstanding aggregate principal amount of such Indebtedness.

SECTION 1.02	Other Definitions.

Term	Defined in Section
“Affiliate Transaction”	4.14(a)
“Agent Member”	2.17
“Asset Sale Offer”	4.13(a)
“Bankruptcy Custodian”	6.01
“Change of Control Payment”	4.16(a)
“Change of Control Payment Date”	4.16(a)(2)
“Conversion Event”	6.01
“Covenant Defeasance”	8.03
“Event of Default”	6.01
“Exchange Rate”	2.11
“Fall Away Event”	4.20(a)
“Judgment Currency”	6.10
“Legal Defeasance”	8.02
“mandatory sinking fund payment”	3.09
“Offer Amount”	4.13(b)
“Offer Period”	4.13(b)
“optional sinking fund payment”	3.09
“Paying Agent”	2.05
“Payment Default”	6.01(a)(4)(A)
“Permitted Debt”	4.12(b)
“Purchase Date”	4.13(b)
“Registrar”	2.05
“Required Currency”	6.10
“Restricted Payment”	4.10(a)(4)
“Subsidiary Guarantee”	9.01(a)
“Suspended Covenants”	4.20(b)
“Suspension Event”	4.20(b)
“Terminated Covenants”	4.20(a)

SECTION 1.03	Incorporation by Reference of Trust Indenture Act.

Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture (and if the Indenture is not qualified under the TIA at that time, as if it were so qualified unless otherwise provided).

All terms used in this Indenture that are defined by the TIA, defined by a TIA reference to another statute or defined by an SEC rule under the TIA have the meanings so assigned to them.

SECTION 1.04	Rules of Construction.

Unless the context otherwise requires:

(1)	a term has the meaning assigned to it;

(2)	an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(3)	“or” is not exclusive;

(4)	words in the singular include the plural, and in the plural include the singular;

(5)	provisions apply to successive events and transactions;

(6)	all references in this instrument to Articles and Sections are references to the corresponding Articles and Sections in and of this instrument;

(7)	the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision; and

(8)	the words “include,” “included” and “including” as used herein shall be deemed in each case to be followed by the phrase “without limitation,” if not expressly followed by such phrase or the phrase “but not limited to.”

ARTICLE II

THE SECURITIES

SECTION 2.01	Amount Unlimited; Issuable in Series.

The aggregate principal amount of Securities that may be authenticated and delivered under this Indenture is unlimited.

The Securities may be issued in one or more series and the Securities of each such series shall be unsecured senior obligations of the Company and rank equally and pari passu with the Securities of each other series and with all other existing and future unsecured senior debt of the Company. There shall be established in or pursuant to a Board Resolution, and set forth in, or determined in the manner provided in, an Officers’ Certificate or a Company Order, or established in one or more indentures supplemental hereto, prior to the issuance of Securities of any series:

(1) the title of the Securities of the series (which shall distinguish the Securities of the series from the Securities of all other series);

(2) if there is to be a limit, the limit upon the aggregate principal amount of the Securities of the series that may be authenticated and delivered under this Indenture

(except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of the series pursuant to Section 2.08, 2.09, 2.12, 2.17, 3.07 or 11.05 and except for any Securities that, pursuant to Section 2.04 or 2.17, are deemed never to have been authenticated and delivered hereunder); provided, however, that unless otherwise provided in the terms of the series, the authorized aggregate principal amount of such series may be increased before or after the issuance of any Securities of the series by a Board Resolution (or action pursuant to a Board Resolution) to such effect;

(3) whether any Securities of the series are to be issuable initially in temporary global form and whether any Securities of the series are to be issuable in permanent global form, as Global Securities or otherwise, and, if so, whether beneficial owners of interests in any such Global Security may exchange such interests for Securities of such series and of like tenor of any authorized form and denomination and the circumstances under which any such exchanges may occur, if other than in the manner provided in Section 2.17, and the initial Depositary and Security Custodian, if any, for any Global Security or Securities of such series;

(4) the manner in which any interest payable on a Global Security on any Interest Payment Date will be paid if other than in the manner provided in Section 2.14;

(5) the date or dates on which the principal of and premium (if any) on the Securities of the series is payable or the method of determination thereof;

(6) the rate or rates, or the method of determination thereof, at which the Securities of the series shall bear interest, if any, whether and under what circumstances Special Interest with respect to such Securities shall be payable, the date or dates from which such interest shall accrue, the Interest Payment Dates on which such interest shall be payable and the record date for the interest payable on any Securities on any Interest Payment Date, or if other than provided herein, the Person to whom any interest on Securities of the series shall be payable;

(7) the place or places where, subject to the provisions of Section 4.02, the principal of, premium (if any) and interest and Special Interest, if any, on the Securities of the series shall be payable;

(8) the period or periods within which, the price or prices (whether denominated in cash, securities or otherwise) at which and the terms and conditions upon which Securities of the series may be redeemed, in whole or in part, at the option of the Company, if the Company is to have that option, and the manner in which the Company must exercise any such option, if different from those set forth herein;

(9) the obligation, if any, of the Company to redeem, purchase or repay Securities of the series pursuant to any sinking fund or analogous provisions or at the option of a Holder thereof and the period or periods within which, the price or prices (whether denominated in cash, securities or otherwise) at which and the terms and conditions upon which Securities of the series shall be redeemed, purchased or repaid in whole or in part pursuant to such obligation;

(10) if other than denominations of $1,000 and any integral multiple thereof, the denomination in which any Securities of that series shall be issuable;

(11) if other than Dollars, the currency or currencies (including composite currencies) or the form, including equity securities, other debt securities (including Securities), warrants or any other securities or property of the Company or any other Person, in which payment of the principal of, premium (if any) and interest and Special Interest, if any, on the Securities of the series shall be payable;

(12) if the principal of, premium (if any) or interest and Special Interest, if any, on the Securities of the series are to be payable, at the election of the Company or a Holder thereof, in a currency or currencies (including composite currencies) other than that in which the Securities are stated to be payable, the currency or currencies (including composite currencies) in which payment of the principal of, premium (if any) and interest and Special Interest, if any, on the Securities of such series as to which such election is made shall be payable, and the periods within which and the terms and conditions upon which such election is to be made;

(13) if the amount of payments of principal of, premium (if any) and interest and Special Interest, if any, on the Securities of the series may be determined with reference to any commodities, currencies or indices, values, rates or prices or any other index or formula, the manner in which such amounts shall be determined;

(14) if other than the entire principal amount thereof, the portion of the principal amount of Securities of the series that shall be payable upon declaration of acceleration of the Stated Maturity thereof pursuant to Section 6.02;

(15) any additional means of satisfaction and discharge of this Indenture and any additional conditions or limitations to discharge with respect to Securities of the series pursuant to Article VIII and X hereof or any modifications of or deletions from such conditions or limitations;

(16) any deletions or modifications of or additions to the Events of Default set forth in Section 6.01 or covenants of the Company set forth in Article IV pertaining to the Securities of the series;

(17) any restrictions or other provisions with respect to the transfer or exchange of Securities of the series, which may amend, supplement, modify or supersede those contained in this Article II;

(18) if the Securities of the series are to be convertible into or exchangeable for capital stock, other debt securities (including Securities), warrants, other equity securities or any other securities or property of the Company or any other Person, at the option of the Company or the Holder or upon the occurrence of any condition or event, the terms and conditions for such conversion or exchange;

(19) if the Securities of the series are not to be entitled to Subsidiary Guarantees as provided in Article IX;

(20) if the Securities of the series are to be entitled to the benefit of Section 4.04(b) (and accordingly constitute Rule 144A Securities), that fact; and

(21) any other terms of the series (which terms shall not be prohibited by the provisions of this Indenture).

All Securities of any one series shall be substantially identical except as to denomination and except as may otherwise be provided in or pursuant to the Board Resolution referred to above and (subject to Section 2.03) set forth, or determined in the manner provided, in the Officers’ Certificate or Company Order referred to above or in any such indenture supplemental hereto.

If any of the terms of the series are established by action taken pursuant to a Board Resolution, a copy of an appropriate record of such action together with such Board Resolution shall be set forth in an Officers’ Certificate or certified by the Secretary or an Assistant Secretary of the Company and delivered to the Trustee at or prior to the delivery of the Officers’ Certificate or Company Order setting forth the terms of the series.

SECTION 2.02	Denomination.

The Securities of each series shall be issuable in such denominations as shall be specified as contemplated by Section 2.01. In the absence of any such provisions with respect to the Securities of any series, the Securities of such series denominated in Dollars shall be issuable in denominations of $1,000 and any integral multiples thereof.

SECTION 2.03	Forms Generally.

The Securities of each series shall be in fully registered form and in substantially such form or forms (including temporary or permanent global form) established by or pursuant to a Board Resolution or in one or more indentures supplemental hereto. The Securities may have notations, legends or endorsements required by law, securities exchange rule, the Company’s certificate of incorporation, bylaws or other similar governing documents, agreements to which the Company is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Company). A copy of the Board Resolution establishing the form of Securities of any series shall be delivered to the Trustee at or prior to the delivery of the Company Order contemplated by Section 2.04 for the authentication and delivery of such Securities.

The definitive Securities of each series shall be printed, lithographed or engraved on steel engraved borders or may be produced in any other manner, all as determined by the Officers executing such Securities, as evidenced by their execution thereof.

The Trustee’s certificate of authentication shall be in substantially the following form:

“This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee

By:
Authorized Officer”.

SECTION 2.04	Execution, Authentication, Delivery and Dating.

Two Officers of the Company shall sign the Securities on behalf of the Company by manual or facsimile signature. If an Officer of the Company whose signature is on a Security no longer holds that office at the time the Security is authenticated, the Security shall be valid nevertheless.

A Security shall not be entitled to any benefit under this Indenture or be valid or obligatory for any purpose until authenticated by the manual signature of an authorized signatory of the Trustee, which signature shall be conclusive evidence that the Security has been authenticated under this Indenture. Notwithstanding the foregoing, if any Security has been authenticated and delivered hereunder but never issued and sold by the Company, and the Company delivers such Security to the Trustee for cancellation as provided in Section 2.13 together with a written statement (which need not comply with Section 12.05 and need not be accompanied by an Opinion of Counsel) stating that such Security has never been issued and sold by the Company, for all purposes of this Indenture such Security shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of this Indenture.

At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities of any series executed by the Company to the Trustee for authentication, and the Trustee shall authenticate and deliver such Securities for original issue upon a Company Order for the authentication and delivery of such Securities or pursuant to such procedures acceptable to the Trustee as may be specified from time to time by Company Order. Such order shall specify the amount of the Securities to be authenticated, the date on which the original issue of Securities is to be authenticated, the name or names of the initial Holder or Holders and any other terms of the Securities of such series not otherwise determined. If provided for in such procedures, such Company Order may authorize (1) authentication and delivery of Securities of such series for original issue from time to time, with certain terms (including, without limitation, the Stated Maturity dates or dates, original issue date or dates and interest rate or rates) that differ from Security to Security and (2) authentication and delivery pursuant to oral or electronic instructions from the Company or its duly authorized agent, which instructions shall be promptly confirmed in writing.

If the form or terms of the Securities of the series have been established in or pursuant to one or more Board Resolutions as permitted by Section 2.01, in authenticating such Securities, and accepting the additional responsibilities under this Indenture in relation to such

Securities, the Trustee shall be entitled to receive (in addition to the Company Order referred to above and the other documents required by Section 12.04), and (subject to Section 7.01) shall be fully protected in relying upon:

(a) an Officers’ Certificate setting forth the Board Resolution and, if applicable, an appropriate record of any action taken pursuant thereto, as contemplated by the last paragraph of Section 2.01; and

(b) an Opinion of Counsel to the effect that:

(i) if the form of such Securities has been established by or pursuant to Board Resolution, as is permitted by Section 2.01, that such form has been established in conformity with the provisions of this Indenture;

(ii) if the terms of such Securities have been established by or pursuant to Board Resolution, as is permitted by Section 2.01, that such terms have been established in conformity with the provisions of this Indenture; and

(iii) that such Securities, when authenticated and delivered by the Trustee and issued by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws in effect from time to time affecting the rights of creditors generally, and the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Securities. Unless limited by the terms of such appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company or an Affiliate of the Company.

Each Security shall be dated the date of its authentication.

SECTION 2.05	Registrar and Paying Agent.

The Company shall maintain an office or agency for each series of Securities where Securities of such series may be presented for registration of transfer or exchange (“Registrar”) and an office or agency where Securities of such series may be presented for payment (“Paying Agent”). The Registrar shall keep a register of the Securities of such series and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent.

The Company shall enter into an appropriate agency agreement with any Registrar or Paying Agent not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee of the name and address of any Agent not a party to this Indenture. The Company may change any Paying Agent or Registrar without notice to any Holder. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any Subsidiary may act as Paying Agent or Registrar.

The Company initially appoints the Trustee as Registrar and Paying Agent.

SECTION 2.06	Paying Agent to Hold Money in Trust.

The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders and the Trustee all money held by the Paying Agent for the payment of principal of, premium, if any, or interest and Special Interest, if any, on the Securities and will notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed. Upon payment over to the Trustee and upon accounting for any funds disbursed, the Paying Agent (if other than the Company or a Subsidiary) shall have no further liability for the money. If the Company or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders and the Trustee all money held by it as Paying Agent. Each Paying Agent shall otherwise comply with TIA § 317(b).

SECTION 2.07	Holder Lists.

The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders and shall otherwise comply with TIA § 312(a). If the Trustee is not the Registrar with respect to a series of Securities, the Company shall furnish to the Trustee at least five Business Days before each Interest Payment Date with respect to such series of Securities, and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders of such series, and the Company shall otherwise comply with TIA § 312(a).

SECTION 2.08	Transfer and Exchange.

Except as set forth in Section 2.17 or as may be provided pursuant to Section 2.01:

(1)

When Securities of any series are presented to the Registrar with the request to register the transfer of such Securities or to exchange such Securities for an equal principal amount of Securities of the same series of like tenor and of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested if its requirements and the requirements of this Indenture for such transactions are met; provided, however, that the Securities presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by a written instruction of transfer in form reasonably satisfactory to the Registrar duly executed by the Holder thereof or by his attorney, duly authorized in writing, on which instruction the Registrar can rely.

(2)	To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Securities at the Registrar’s written request and submission of the Securities or Global Securities. No service charge shall be made to a Holder for any registration of transfer or exchange (except as otherwise expressly permitted herein), but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than such transfer tax or similar governmental charge payable upon exchanges pursuant to Section 2.12, 3.07 or 11.05). The Trustee shall authenticate Securities in accordance with the provisions of Section 2.04. Notwithstanding any other provisions of this Indenture to the contrary, neither the Company nor the Registrar shall be required to register the transfer or exchange of (a) any Security selected for redemption in whole or in part pursuant to Article III, except the unredeemed portion of any Security being redeemed in part or (b) any Security during the period beginning 15 Business Days before the mailing of notice of any offer to repurchase Securities of the series required pursuant to the terms thereof or of redemption of Securities of a series to be redeemed and ending at the close of business on the day of mailing.

SECTION 2.09	Replacement Securities.

If any mutilated Security is surrendered to the Trustee, or if the Holder of a Security claims that the Security has been destroyed, lost or stolen and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of such Security, the Company shall issue and the Trustee shall authenticate a replacement Security of the same series if the Trustee’s requirements are met. If any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay such Security. If required by the Trustee or the Company, such Holder must furnish an indemnity bond that is sufficient in the judgment of the Trustee or the Company, as applicable, to protect the Company, the Trustee, any Agent or any authenticating agent from any loss that any of them may suffer if a Security is replaced. The Company and the Trustee may charge a Holder for their expenses in replacing a Security.

Every replacement Security is an additional obligation of the Company.

SECTION 2.10	Outstanding Securities.

The Securities outstanding at any time are all the Securities authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Security effected by the Trustee hereunder and those described in this Section 2.10 as not outstanding.

If a Security is replaced pursuant to Section 2.09, it ceases to be outstanding unless the Company and the Trustee receive proof satisfactory to them that the replaced Security is held by a bona fide purchaser.

If the principal amount of any Security is considered paid under Section 4.01, it ceases to be outstanding and interest on it ceases to accrue.

A Security does not cease to be outstanding because the Company or an Affiliate of the Company holds the Security.

SECTION 2.11	Original Issue Discount, Foreign-Currency Denominated and Treasury Securities.

In determining whether the Holders of the required principal amount of Securities have concurred in any direction, amendment, supplement, waiver or consent, (a) the principal amount of an Original Issue Discount Security shall be the principal amount thereof that would be due and payable as of the date of such determination upon acceleration of the Stated Maturity thereof pursuant to Section 6.02, (b) the principal amount of a Security denominated in a foreign currency shall be the Dollar equivalent, as determined by the Company by reference to the noon buying rate in the city of New York for cable transfers for such currency, as such rate is certified for customs purposes by the Federal Reserve Bank of New York (the “Exchange Rate”) on the date of original issuance of such Security, of the principal amount (or, in the case of an Original Issue Discount Security, the Dollar equivalent, as determined by the Company by reference to the Exchange Rate on the date of original issuance of such Security, of the amount determined as provided in (a) above), of such Security and (c) Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor shall be disregarded, except that, for the purpose of determining whether the Trustee shall be protected in relying upon any such direction, amendment, supplement, waiver or consent, only Securities that the Trustee actually knows are so owned shall be so disregarded.

SECTION 2.12	Temporary Securities.

Until definitive Securities of any series are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities, but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Securities in exchange for temporary Securities. Until so exchanged, the temporary Securities shall in all respects be entitled to the same benefits under this Indenture as definitive Securities.

SECTION 2.13	Cancellation.

The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange, payment or redemption or for credit against any sinking fund payment. The Trustee shall cancel all Securities surrendered for registration of transfer, exchange, payment, redemption, replacement or cancellation or for credit against any sinking fund. Unless the Company shall direct in writing that canceled Securities be returned to it, after written notice to the Company all canceled Securities held by the Trustee shall be disposed of in accordance with the usual disposal procedures of the Trustee, and the Trustee shall maintain a record of their disposal. The Company may not issue new Securities to replace Securities that have been paid or that have been delivered to the Trustee for cancellation.

SECTION 2.14	Payments; Defaulted Interest.

Unless otherwise provided as contemplated by Section 2.01, interest (except defaulted interest) and Special Interest, if any, on any Security that is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person who is the registered Holder of that Security at the close of business on the record date next preceding such Interest Payment Date, even if such Security is canceled after such record date and on or before such Interest Payment Date. The Holder must surrender a Security to the Paying Agent to collect principal payments. Unless otherwise provided with respect to the Securities of any series, the Company will pay the principal of, premium (if any) and interest and Special Interest, if any, on the Securities in Dollars. Such amounts shall be payable at the offices of the Trustee or any Paying Agent, provided that at the option of the Company, the Company may pay such amounts (1) by wire transfer with respect to Global Securities or (2) by check payable in such money mailed to a Holder’s registered address with respect to any Securities that are not Global Securities. The Company shall promptly notify the Trustee in writing as to whether it paid any such amounts pursuant to clause (1) or (2) of the immediately preceding sentence.

If the Company defaults in a payment of interest on the Securities of any series, the Company shall pay the defaulted interest in any lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee, plus, to the extent lawful, interest on the defaulted interest, in each case at the rate provided in the Securities of such series and in Section 4.01. The Company may pay the defaulted interest to the Persons who are Holders on a subsequent special record date. At least 15 days before any special record date selected by the Company, the Company (or the Trustee, in the name of and at the expense of the Company upon 20 days’ prior written notice from the Company setting forth such special record date and the interest amount to be paid) shall mail to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

Subject to the foregoing provisions of this Section 2.14, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest and Special Interest, if any, accrued and unpaid, and to accrue, which were carried by such other Security.

SECTION 2.15	Persons Deemed Owners.

The Company, the Trustee, any Agent and any authenticating agent may treat the Person in whose name any Security is registered as the owner of such Security for the purpose of receiving payments of principal of, premium (if any) or interest or Special Interest, if any, on such Security and for all other purposes. None of the Company, the Trustee, any Agent or any authenticating agent shall be affected by any notice to the contrary.

SECTION 2.16	Computation of Interest.

Except as otherwise specified as contemplated by Section 2.01 for Securities of any series, interest on the Securities of each series shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

SECTION 2.17	Global Securities; Book-Entry Provisions.

If Securities of a series are issuable in global form as a Global Security, as contemplated by Section 2.01, then, notwithstanding clause (10) of Section 2.01 and the provisions of Section 2.02, any such Global Security shall represent such of the outstanding Securities of such series as shall be specified therein and may provide that it shall represent the aggregate amount of outstanding Securities from time to time endorsed thereon and that the aggregate amount of outstanding Securities represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges, transfers or redemptions. Any endorsement of a Global Security to reflect the amount, or any increase or decrease in the amount, of outstanding Securities represented thereby shall be made by the Trustee (i) in such manner and upon instructions given by such Person or Persons as shall be specified in such Security or in a Company Order to be delivered to the Trustee pursuant to Section 2.04 or (ii) otherwise in accordance with written instructions or such other written form of instructions as is customary for the Depositary for such Security, from such Depositary or its nominee on behalf of any Person having a beneficial interest in such Global Security. Subject to the provisions of Section 2.04 and, if applicable, Section 2.12, the Trustee shall deliver and redeliver any Security in permanent global form in the manner and upon instructions given by the Person or Persons specified in such Security or in the applicable Company Order. With respect to the Securities of any series that are represented by a Global Security, the Company authorizes the execution and delivery by the Trustee of a letter of representations or other similar agreement or instrument in the form customarily provided for by the Depositary appointed with respect to such Global Security. Any Global Security may be deposited with the Depositary or its nominee, or may remain in the custody of the Trustee or the Security Custodian. If a Company Order has been, or simultaneously is, delivered, any instructions by the Company with respect to endorsement or delivery or redelivery of a Security in global form shall be in writing but need not comply with Section 12.05 and need not be accompanied by an Opinion of Counsel.

Members of, or participants in, the Depositary (“Agent Members”) shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depositary, or the Trustee or the Security Custodian as its custodian, or under such Global Security, and the Depositary may be treated by the Company, the Trustee or the Security Custodian and any agent of the Company, the Trustee or the Security Custodian as the absolute owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, (i) the registered holder of a Global Security of a series may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action that a Holder of Securities of such series is entitled to take under this Indenture or the Securities of such series, and (ii) nothing herein shall prevent the Company, the Trustee or the Security Custodian, or any agent of the Company, the Trustee or the Security Custodian, from giving effect to any written certification, proxy or other authorization furnished by the Depositary or shall impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a beneficial owner of any Security.

Notwithstanding Section 2.08, and except as otherwise provided pursuant to Section 2.01, Transfers of a Global Security shall be limited to transfers of such Global Security in whole, but not in part, to the Depositary, its successors or their respective nominees. Interests of beneficial owners in a Global Security may be transferred in accordance with the rules and procedures of the Depositary. Securities shall be transferred to all beneficial owners in exchange for their beneficial interests in a Global Security if, and only if, either (1) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for the Global Security or if at any time the Depositary ceases to be a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Company within 90 days of such notice, (2) an Event of Default has occurred with respect to such series and is continuing and the Registrar has received a request from the Depositary to issue Securities in lieu of all or a portion of the Global Security (in which case the Company shall deliver Securities within 30 days of such request) or (3) the Company determines not to have the Securities represented by a Global Security.

In connection with any transfer of a portion of the beneficial interests in a Global Security to beneficial owners pursuant to this Section 2.17, the Registrar shall reflect on its books and records the date and a decrease in the principal amount of the Global Security in an amount equal to the principal amount of the beneficial interests in the Global Security to be transferred, and the Company shall execute, and the Trustee upon receipt of a Company Order for the authentication and delivery of Securities shall authenticate and deliver, one or more Securities of the same series of like tenor and amount.

In connection with the transfer of all the beneficial interests in a Global Security to beneficial owners pursuant to this Section 2.17, the Global Security shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depositary in exchange for its beneficial interests in the Global Security, an equal aggregate principal amount of Securities of authorized denominations.

Neither the Company nor the Trustee will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, Securities by the Depositary, or for maintaining, supervising or reviewing any records of the Depositary relating to such Securities. Neither the Company nor the Trustee shall be liable for any delay by the related Global Security Holder or the Depositary in identifying the beneficial owners, and each such Person may conclusively rely on, and shall be protected in relying on, instructions from such Global Security Holder or the Depositary for all purposes (including with respect to the registration and delivery, and the respective principal amounts, of the Securities to be issued).

The provisions of the last sentence of the third paragraph of Section 2.04 shall apply to any Global Security if such Global Security was never issued and sold by the Company and the Company delivers to the Trustee the Global Security together with written instructions (which need not comply with Section 12.05 and need not be accompanied by an Opinion of Counsel) with regard to the cancellation or reduction in the principal amount of Securities represented thereby, together with the written statement contemplated by the last sentence of the third paragraph of Section 2.04.

Notwithstanding the provisions of Sections 2.03 and 2.14, unless otherwise specified as contemplated by Section 2.01, payment of principal of, premium (if any) and interest and Special Interest, if any, on any Global Security shall be made to the Person or Persons specified therein.

ARTICLE III

REDEMPTION

SECTION 3.01	Applicability of Article.

Securities of any series that are redeemable before their Stated Maturity shall be redeemable in accordance with their terms and (except as otherwise specified as contemplated by Section 2.01 for Securities of any series) in accordance with this Article III.

SECTION 3.02	Notice to the Trustee.

If the Company elects to redeem Securities of any series pursuant to this Indenture, it shall notify the Trustee of the Redemption Date and the principal amount of Securities of such series to be redeemed. The Company shall so notify the Trustee at least 60 days before the Redemption Date (unless a shorter notice shall be satisfactory to the Trustee) by delivering to the Trustee an Officers’ Certificate stating that such redemption will comply with the provisions of this Indenture and of the Securities of such series. Any such notice may be canceled at any time prior to the mailing of such notice of such redemption to any Holder and shall thereupon be void and of no effect.

SECTION 3.03	Selection of Securities To Be Redeemed.

If less than all the outstanding Securities of a given series are to be redeemed, the Trustee shall select not more than 60 days prior to the Redemption Date the particular Securities of that Series to be redeemed, as follows:

(1)	if the Securities of such series are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which they are listed; or

(2)	if such Securities are not listed on any national securities exchange, on a pro rata basis, by lot or by such other method as the Trustee deems fair and appropriate.

The Trustee shall promptly notify the Company and the Registrar in writing of the Securities selected for redemption and, in the case of any Securities selected for partial redemption, the principal amount thereof to be redeemed. Securities and portions of Securities selected will be in amounts of $1,000 or whole multiples of $1,000; except that if all of the Securities of a Holder are to be redeemed, the entire outstanding amount of Securities held by such Holder, even if not a multiple of $1,000, shall be redeemed. Except as provided in the preceding sentence, provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption.

SECTION 3.04	Notice of Redemption.

Notice of redemption shall be given by first-class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the Redemption Date, to each Holder of Securities to be redeemed, at the address of such Holder appearing in the register of Securities maintained by the Registrar, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Securities or a satisfaction and discharge of this Indenture pursuant to Articles VIII and X hereof. Each notice of redemption shall be irrevocable.

All notices of redemption shall identify the Securities to be redeemed and shall state:

(1) the Redemption Date;

(2) the Redemption Price, and accrued interest, if any;

(3) that, unless the Company defaults in making the redemption payment, interest on Securities called for redemption ceases to accrue on and after the Redemption Date, and the only remaining right of the Holders of such Securities is to receive payment of the Redemption Price upon surrender to the Paying Agent of the Securities redeemed;

(4) if any Security is to be redeemed in part, the portion of the principal amount thereof to be redeemed and that on and after the Redemption Date, upon surrender for cancellation of such Security to the Paying Agent, a new Security or Securities in the aggregate principal amount equal to the unredeemed portion thereof will be issued without charge to the Holder;

(5) that Securities called for redemption must be surrendered to the Paying Agent to collect the Redemption Price and the name and address of the Paying Agent;

(6) that the redemption is for a sinking or analogous fund, if such is the case; and

(7) the CUSIP number, if any, relating to such Securities.

Notice of redemption of Securities to be redeemed at the election of the Company shall be given by the Company or, at the Company’s written request, by the Trustee in the name and at the expense of the Company. If the Company requests the Trustee to give the notice of redemption, the Company shall provide the Trustee with all relevant information relating to the Holder of the Securities that are to be redeemed.

SECTION 3.05	Effect of Notice of Redemption.

Once notice of redemption is mailed, Securities called for redemption become due and payable on the Redemption Date and at the Redemption Price. Upon surrender to the Paying Agent, such Securities called for redemption shall be paid at the Redemption Price, but interest installments whose maturity is on or prior to such Redemption Date will be payable on the relevant Interest Payment Dates to the Holders of record at the close of business on the relevant record dates specified pursuant to Section 2.01.

SECTION 3.06	Deposit of Redemption Price.

On or prior to 10:00 a.m. Eastern time on any Redemption Date, the Company shall deposit with the Trustee or the Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 2.06) an amount of money in same day funds sufficient to pay the Redemption Price of, and (except if the Redemption Date shall be an Interest Payment Date) accrued interest and Special Interest, if any, on the Securities or portions thereof which are to be redeemed on that date, other than Securities or portions thereof called for redemption on that date which have been delivered by the Company to the Trustee for cancellation.

If the Company complies with the preceding paragraph, then, unless the Company defaults in the payment of such Redemption Price, interest on the Securities to be redeemed will cease to accrue on and after the applicable Redemption Date, whether or not such Securities are presented for payment, and the Holders of such Securities shall have no further rights with respect to such Securities except for the right to receive the Redemption Price upon surrender of such Securities. If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal, premium, if any, to the extent lawful, accrued interest thereon shall, until paid, bear interest from the Redemption Date at the rate specified pursuant to Section 2.01 or provided in the Securities or, in the case of Original Issue Discount Securities, such Securities’ yield to maturity.

SECTION 3.07	Securities Redeemed or Purchased in Part.

Upon surrender to the Paying Agent of a Security to be redeemed in part, the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Security without service charge a new Security or Securities, of the same series and of any authorized denomination as requested by such Holder in aggregate principal amount equal to, and in exchange for, the unredeemed portion of the principal of the Security so surrendered that is not redeemed.

SECTION 3.08	Purchase of Securities.

Unless otherwise specified as contemplated by Section 2.01, the Company and any Affiliate of the Company may at any time purchase or otherwise acquire Securities in the open market or by private agreement. Any such acquisition shall not operate as or be deemed for any purpose to be a redemption of the indebtedness represented by such Securities. Any Securities purchased or acquired by the Company may be delivered to the Trustee and, upon such delivery, the indebtedness represented thereby shall be deemed to be satisfied. Section 2.13 shall apply to all Securities so delivered.

SECTION 3.09	Mandatory and Optional Sinking Funds.

The minimum amount of any sinking fund payment provided for by the terms of Securities of any series is herein referred to as a “mandatory sinking fund payment,” and any payment in excess of such minimum amount provided for by the terms of Securities of any series is herein referred to as an “optional sinking fund payment.” Unless otherwise provided by the terms of Securities of any series, the cash amount of any sinking fund payment may be subject to reduction as provided in Section 3.10. Each sinking fund payment shall be applied to the redemption of Securities of any series as provided for by the terms of Securities of such series and by this Article III.

SECTION 3.10	Satisfaction of Sinking Fund Payments with Securities.

The Company may deliver outstanding Securities of a series (other than any previously called for redemption) and may apply as a credit Securities of a series that have been redeemed either at the election of the Company pursuant to the terms of such Securities or through the application of permitted optional sinking fund payments pursuant to the terms of such Securities, in each case in satisfaction of all or any part of any sinking fund payment with respect to the Securities of such series required to be made pursuant to the terms of such series of Securities; provided that such Securities have not been previously so credited. Such Securities shall be received and credited for such purpose by the Trustee at the Redemption Price specified in such Securities for redemption through operation of the sinking fund and the amount of such sinking fund payment shall be reduced accordingly.

SECTION 3.11	Redemption of Securities for Sinking Fund.

Not less than 45 days prior (unless a shorter period shall be satisfactory to the Trustee) to each sinking fund payment date for any series of Securities, the Company will deliver to the Trustee an Officers’ Certificate specifying the amount of the next ensuing sinking fund payment for that series pursuant to the terms of that series, the portion thereof, if any, which is to be satisfied by payment of cash and the portion thereof, if any, which is to be satisfied by delivery of or by crediting Securities of that series pursuant to Section 3.10 and will also deliver or cause to be delivered to the Trustee any Securities to be so delivered. Failure of the Company to timely deliver or cause to be delivered such Officers’ Certificate and Securities specified in this paragraph, if any, shall not constitute a default but shall constitute the election of the Company (i) that the mandatory sinking fund payment for such series due on the next succeeding sinking fund payment date shall be paid entirely in cash without the option to deliver or credit Securities of such series in respect thereof and (ii) that the Company will make no optional sinking fund payment with respect to such series as provided in this Section.

If the sinking fund payment or payments (mandatory or optional or both) to be made in cash on the next succeeding sinking fund payment date plus any unused balance of any preceding sinking fund payments made in cash shall exceed $100,000 (or the Dollar equivalent thereof based on the applicable Exchange Rate on the date of original issue of the applicable

Securities) or a lesser sum if the Company shall so request with respect to the Securities of any particular series, such cash shall be applied on the next succeeding sinking fund payment date to the redemption of Securities of such series at the sinking fund redemption price together with accrued interest to the date fixed for redemption. If such amount shall be $100,000 (or the Dollar equivalent thereof as aforesaid) or less and the Company makes no such request then it shall be carried over until a sum in excess of $100,000 (or the Dollar equivalent thereof as aforesaid) is available. Not less than 30 days before each such sinking fund payment date, the Trustee shall select the Securities to be redeemed upon such sinking fund payment date in the manner specified in Section 3.03 and cause notice of the redemption thereof to be given in the name of and at the expense of the Company in the manner provided in Section 3.04. Such notice having been duly given, the redemption of such Securities shall be made upon the terms and in the manner stated in Sections 3.05, 3.06 and 3.07.

ARTICLE IV

COVENANTS

SECTION 4.01	Payment of Securities.

The Company shall pay the principal of, premium (if any) and interest and Special Interest, if any, on the Securities of each series on the dates and in the manner provided in the Securities of such series and in this Indenture. Principal, premium (if any), interest and Special Interest, if any, shall be considered paid on the date due if the Paying Agent, other than the Company or a Subsidiary, holds on that date money deposited by the Company designated for and sufficient to pay all principal, premium (if any), interest and Special Interest, if any, then due and the Paying Agent is not prohibited from paying such money to the Holder on such date pursuant to the terms of this Indenture.

The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium (if any), at a rate equal to the then applicable interest rate on the Securities to the extent lawful; and it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Special Interest, if any (without regard to any applicable grace period), at the same rate to the extent lawful.

SECTION 4.02	Maintenance of Office or Agency.

The Company will maintain in each Place of Payment for any series of Securities an office or agency (which may be an office of the Trustee, the Registrar or the Paying Agent) where Securities of that series may be presented for registration of transfer or exchange, where Securities of that series may be presented for payment and where notices and demands to or upon the Company in respect of the Securities of that series and this Indenture may be served. Unless otherwise designated by the Company by written notice to the Trustee, such office or agency shall be the office of the Trustee in New York, New York, which on the date hereof is located at 60 Wall Street, New York, New York 10005, Attn: Trust and Securities Services. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

The Company may also from time to time designate one or more other offices or agencies where the Securities of one or more series may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in each Place of Payment for Securities of any series for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

Notwithstanding anything to the contrary contained in this Indenture, the Company may, to the extent it is required to do so by law, deduct or withhold income or other similar taxes imposed by the United States of America from principal, premium (if any), or interest payments hereunder.

SECTION 4.03	Money for Security Payments to Be Held in Trust.

If the Company shall at any time act as its own Paying Agent, it will, on or before each due date of the principal of or interest and Special Interest, if any, on any of the Securities, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal of or interest or Special Interest, if any, so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee in writing of its action or failure to so act.

Whenever the Company shall have one or more Paying Agents for the Securities, it will, on or before each due date of the principal of or interest or Special Interest, if any, on any Securities, deposit with any Paying Agent a sum in same day funds (or New York Clearing House funds if such deposit is made prior to the date on which such deposit is required to be made) that shall be available to the Trustee by 10:00 a.m. New York City time on such due date sufficient to pay the principal or interest or Special Interest, if any, so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal, interest or Special Interest, if any, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee in writing of such action or any failure to so act.

The Company will cause each Paying Agent (other than the Trustee) to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section 4.03, that such Paying Agent will:

(a) hold all sums held by it for the payment of the principal of or interest or Special Interest, if any, on Securities in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

(b) give the Trustee prompt written notice of any default by the Company (or any other obligor upon the Securities) in the making of any payment of principal, interest or Special Interest, if any; and

(c) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such sums.

Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of or interest or Special Interest, if any, on any Security and remaining unclaimed for two years after such principal, interest or Special Interest, if any, has become due and payable shall be paid to the Company on Company Order, or (if then held by the Company) shall be discharged from such trust, and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment to the Company, shall at the expense of the Company cause to be published once, in a leading daily newspaper (if practicable, The Wall Street Journal (Eastern Edition)) printed in the English language and of general circulation in New York City, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication nor shall it be later than two years after such principal, interest or Special Interest, if any, shall have become due and payable, any unclaimed balance of such money then remaining will be repaid to the Company.

SECTION 4.04	Reports.

(a) Whether or not required by the rules and regulations of the SEC, so long as Securities of any series are outstanding, the Company shall electronically file with the SEC, or if not permitted to do so shall make available to the Holders of Securities, securities analysts and prospective investors, within the time periods specified in the SEC’s rules and regulations (including any permitted extensions thereof):

(1) all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Company were required to file such Forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual information only, a report on the annual financial statements by the Company’s certified independent accountants; and

(2) all financial and other information that would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports.

(b) If, at any time during the two-year period following the date any Rule 144A Securities are authenticated and delivered under this Indenture, the Company is not subject to the information requirements of Section 13 or 15(d) of the Exchange Act, the Company and each Guarantor, if any, will furnish to Holders and Beneficial Owners of Securities and to securities analysts and prospective purchasers designated by such Holders, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act to permit compliance with Rule 144A in connection with resales of the Securities of such series.

If Subsidiaries designated by the Company as Unrestricted Subsidiaries in the aggregate comprise a Significant Subsidiary at the time of delivery of the quarterly and annual financial information required by clause (a) of this Section 4.04, then the quarterly and annual financial information required by clause (a) of this Section 4.04 shall include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in Management’s Discussion and Analysis of Financial Condition and Results of Operations, of the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Company.

Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

If this Indenture is qualified under the TIA, the Company shall comply with the provisions of TIA § 314(a).

SECTION 4.05	Compliance Certificate.

(a) The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year of the Company, a statement signed by an Officer of the Company, which need not constitute an Officers’ Certificate, complying with TIA § 314(a)(4) and stating that in the course of performance by the signing Officer of his duties as such Officer of the Company he would normally obtain knowledge of the keeping, observing, performing and fulfilling by the Company of its obligations under this Indenture, and further stating that to the best of his knowledge the Company has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions hereof (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which such Officer may have knowledge and what action the Company is taking or proposes to take with respect thereto).

(b) The Company shall, so long as Securities of any series are outstanding, deliver to the Trustee, forthwith upon any Officer of the Company becoming aware of any Default or Event of Default under this Indenture, an Officers’ Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

SECTION 4.06	Corporate Existence.

Subject to Article V, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the corporate, partnership or other existence of each of its Restricted Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Restricted Subsidiary, and the corporate rights (charter and statutory) licenses and franchises of the Company and its Restricted Subsidiaries; provided, however, that any such Restricted Subsidiary shall not be required to preserve any such existence, right, license or franchise if the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of such Restricted Subsidiary and that the loss thereof is not, and will not be, disadvantageous to the Holders.

SECTION 4.07	Payment of Taxes and Other Claims.

The Company will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (i) all material taxes, assessments and governmental charges levied or imposed upon the Company or any Subsidiary or upon the income, profits or property of the Company or any Subsidiary and (ii) all lawful claims for labor, materials and supplies, which, if unpaid, might by law become a material liability or lien upon the property of the Company or any Subsidiary; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings and for which appropriate reserves, if necessary (in the good faith judgment of management of the Company) are being maintained in accordance with GAAP.

SECTION 4.08	Waiver of Stay, Extension or Usury Laws.

The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive the Company from paying all or any portion of the principal of or interest on the Securities as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) the Company hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

SECTION 4.09	Special Interest.

If the Securities of a series expressly provide for the payment of Special Interest, the Company will pay to the Holder of any Security of such series Special Interest as expressly provided therein. Whenever in this Indenture there is mentioned, in any context, the payment of interest on, or in respect of, any Security of any series or the net proceeds received from the sale or exchange of any Security of any series, such mention shall be deemed to include mention of the payment of Special Interest provided for in this Section 4.09 to the extent that, in such context, Special Interest are, were or would be payable in respect thereof pursuant to the provisions of this Section 4.09 and express mention of the payment of Special Interest (if applicable) in any provisions hereof shall not be construed as excluding Special Interest in those provisions hereof where such express mention is not made.

SECTION 4.10	Restricted Payments.

(a) The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

(1) declare or pay any dividend on, or make any other payment or distribution on account of, the Company’s or any of its Restricted Subsidiaries’ Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company or any of its Restricted Subsidiaries) or to the direct or indirect holders of the Company’s or any of its Restricted Subsidiaries’ Equity Interests in their capacity as such (other than (A) dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company or (B) dividends, payments or distributions payable to the Company or a Restricted Subsidiary of the Company);

(2) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Company) any Equity Interests of the Company (other than from the Company or another Restricted Subsidiary);

(3) make any payment on, or with respect to, or repurchase, redeem, defease or otherwise acquire or retire for value any Indebtedness of the Company that is contractually subordinated to the Securities of any series (excluding any intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries and excluding the payment, repurchase, redemption, defeasance or other acquisition or retirement of such subordinated Indebtedness in anticipation of satisfying a sinking fund obligation, principal installment or payment of principal or interest at the Stated Maturity thereof, in each case due within three months of the date of such payment, redemption, repurchase, defeasance, acquisition or retirement); or

(4) make any Restricted Investment (all such payments and other actions set forth in these clauses (1) through (4) above being collectively referred to as “Restricted Payments”),

unless, at the time of and immediately after giving effect to such Restricted Payment:

(1) no Default or Event of Default has occurred and is continuing;

(2) the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Consolidated Interest Expense Coverage Ratio test set forth in Section 4.12(a) hereof; and

(3) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries after the date hereof (excluding Restricted Payments permitted by clauses (2), (3), (4) and (6) of clause (b) of this Section 4.10), is less than the sum, without duplication (the “Basic Restricted Payments Basket”), of:

(A) 50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from the beginning of the fiscal quarter commencing after the date hereof to the end of the Company’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus

(B) 100% of the aggregate net cash proceeds received by the Company since the date hereof (i) as a contribution to its common equity capital or from the issue or sale of Equity Interests of the Company or any Restricted Subsidiary (including Equity Interests of the Company or any Restricted Subsidiary issued upon conversion or exercise of any securities specified in the following clause (ii)) (other than Disqualified Stock) or (ii) from the issue or sale of convertible or exchangeable Disqualified Stock or convertible or exchangeable debt securities of the Company that have been converted into or exchanged for such Equity Interests (other than Equity Interests (or Disqualified Stock or debt securities) sold to a Subsidiary of the Company), plus

(C) to the extent that any Restricted Investment that was made after the date hereof is sold for cash or otherwise liquidated or repaid for cash, and after the Net Proceeds for any such Restricted Investment (if any) are applied in compliance with Section 4.13 (to the extent such Section is applicable) the lesser of (i) the cash return of capital or repayment with respect to such Restricted Investment (less the cost of disposition, if any) and (ii) the initial amount of such Restricted Investment, plus

(D) 100% of the aggregate net cash proceeds received by the Company or a Restricted Subsidiary since the date hereof to the date of the Restricted Payment occurs from the sale (other than to the Company or a Restricted Subsidiary) of Equity Interests of an Unrestricted Subsidiary of the Company, plus

(E) in the event that any Unrestricted Subsidiary of the Company is redesignated as a Restricted Subsidiary after the date hereof, the Fair Market Value of the Company’s Investment in such Subsidiary as of the date of such redesignation.

For the avoidance of doubt, “Restricted Payments” shall not include payments made pursuant to (a) contractual arrangements (including, without limitation, the Transaction Documents), outstanding on the date hereof, between Motorola (or any of its Subsidiaries) and the Company (or any of its Subsidiaries), and (b) any Affiliate Transaction with Motorola or a

Subsidiary of Motorola (i) that is entered into at a time when Motorola, directly or indirectly, beneficially owns Voting Stock of the Company representing more than 50% of the Total Voting Power, and that does not, in the Company’s good faith judgment, materially adversely affect the Company’s ability to the pay any principal and interest on any series of Securities when due or (ii) that is entered into at any other time, and that is, in the Company’s good faith judgment, in the best interests of the Company and its Subsidiaries.

(b) So long as no Default has occurred and is continuing or would be caused thereby, the provisions of Section 4.10(a) will not prohibit:

(1) the payment of any dividend within 60 days after the date of declaration of the dividend, if at the date of declaration the dividend payment would have complied with the provisions of this Indenture;

(2) the redemption, repurchase, retirement, defeasance or other acquisition of any subordinated Indebtedness of the Company or any Guarantor or of any Equity Interests of the Company in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary of the Company) of, Equity Interests of the Company (other than Disqualified Stock or contributions to the equity capital of the Company) or from the substantially concurrent contribution of common equity capital to the Company; provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition will be excluded from clause (a)(3)(B) of this Section 4.10;

(3) the defeasance, redemption, repurchase or other acquisition or retirement of subordinated Indebtedness of the Company or any Guarantor with the net cash proceeds from an incurrence of, or in exchange for, Permitted Refinancing Indebtedness;

(4) the payment of any dividend by a Restricted Subsidiary of the Company to the holders of its Equity Interests on a pro rata basis;

(5) the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company or any Restricted Subsidiary of the Company from former, present or future employees, consultants or directors of the Company or any of its Restricted Subsidiaries or their authorized representatives pursuant to any equity subscription agreement, stock option agreement, shareholders’ agreement or similar agreement; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests may not exceed $5 million in any twelve-month period;

(6) the repurchase of Equity Interests deemed to occur upon the exercise of stock options to the extent such Equity Interests represent a portion of the exercise price of those stock options;

(7) the purchase, redemption, defeasance or other acquisition or retirement for value of subordinated Indebtedness upon a Change of Control or an Asset Sale to the extent required by the indenture or other agreement pursuant to which such subordinated Indebtedness was issued, but only if the Company (a) in the case of a Change of Control, has made an offer to repurchase Securities pursuant to Section 4.16, to the extent required by such Section to do so, or (b) in the case of an Asset Sale, has applied the Net Proceeds from such Asset Sale in accordance with the provisions of Section 4.13, to the extent such provisions apply; and

(8) other Restricted Payments in an aggregate amount, when taken together with all other Restricted Payments made pursuant to this clause (8), not to exceed $500 million.

(c) The amount of all Restricted Payments (other than cash) will be the Fair Market Value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The Fair Market Value of any assets or securities that are required to be valued by this Section 4.10 will be determined by the Board of Directors whose resolution with respect thereto will be final and binding. The Board of Directors’ determination must be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing if the fair market value exceeds $50 million. Not later than 10 Business Days following a request from the Trustee, the Company will deliver to the Trustee an Officers’ Certificate stating that each Restricted Payment made in the six months preceding the date of request is permitted and setting forth the basis upon which the calculations required by this Section 4.10 were computed, together with a copy of any fairness opinion or appraisal required by this Indenture.

SECTION 4.11	Dividend and Other Payment Restrictions Affecting Subsidiaries.

(a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any of its Restricted Subsidiaries to:

(1) pay dividends or make any other distributions to the Company or any of its Restricted Subsidiaries (x) on its Capital Stock or (y) with respect to any other interest or participation in, or measured by, its profits;

(2) pay any indebtedness owed to the Company or any of its Restricted Subsidiaries;

(3) make loans or advances to the Company or any of its Restricted Subsidiaries; or

(4) transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries.

(b) The restrictions in clause (a) of this Section 4.11 shall not apply to encumbrances or restrictions existing under or by reason of:

(1) agreements in effect on the date hereof and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of those agreements and any new agreements, provided that the encumbrances or restrictions contained in any such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements, refinancings or new agreements, taken as a whole, are not materially more restrictive than the encumbrances or restrictions contained in agreements in place on the date hereof (including this Indenture);

(2) Credit Facilities pursuant to which Indebtedness permitted to be incurred by clause (1) of Section 4.12(b) is incurred, provided that the encumbrances or restrictions contained in any Credit Facilities, taken as a whole, are not materially more restrictive than encumbrances or restrictions customarily contained in credit facilities of Persons with a credit rating similar to that of the Company;

(3) this Indenture, the Securities of any series and any related Subsidiary Guarantees;

(4) any applicable law, rule, regulation or order;

(5) any agreement or instrument governing Indebtedness or Capital Stock of a Person or any of its Subsidiaries as in effect at the time such Person becomes a Subsidiary of the Company or at the time it merges with or into the Company or any of its Restricted Subsidiaries or assumed in connection with the acquisition of assets from such Person (except to the extent such Indebtedness or Capital Stock was incurred in connection with or in contemplation of such Person becoming a Subsidiary or such acquisition, merger or consolidation), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person or the property or assets of the Person so acquired or, in the case of assumed Indebtedness, to any property or assets other than those acquired from such Person, and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of those instruments, provided that the encumbrances or restrictions contained in any such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings, taken as a whole, are not materially more restrictive than the encumbrances or restrictions contained in instruments in effect on the date of acquisition;

(6) customary non-assignment provisions in leases or other agreements entered into in the ordinary course of business and consistent with past practices;

(7) purchase money obligations for property acquired in the ordinary course of business that impose restrictions on that property of the nature described in clause (a)(4) of this Section 4.11;

(8) any restriction imposed under an agreement for the sale or other disposition of assets or Equity Interests permitted under this Indenture pending its sale or other disposition;

(9) Permitted Refinancing Indebtedness, provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness, taken as a whole, are not materially more restrictive than those contained in the agreements governing the Indebtedness being refinanced;

(10) Liens securing Indebtedness otherwise permitted to be incurred under the provisions of Sections 4.15 and 4.17 hereof that limit the right of the debtor to dispose of the assets subject to such Liens;

(11) provisions limiting or prohibiting the disposition or distribution of assets or property in joint venture agreements, asset sale agreements, sale-leaseback agreements, stock sale agreements and other similar agreements entered into in the ordinary course of business, which limitation or prohibition is applicable only to the assets that are the subject of such agreements; and

(12) restrictions on cash or other deposits or net worth imposed by customers or lessors under contracts or leases entered into in the ordinary course of business.

SECTION 4.12	Incurrence of Indebtedness and Issuance of Preferred Stock.

(a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become liable, contingently or otherwise, with respect to (collectively, “incur”) any Indebtedness (including Acquired Debt), and the Company shall not issue any Disqualified Stock and shall not permit any of its Restricted Subsidiaries to issue any shares of preferred stock; provided, however, that the Company or any Guarantor may incur Indebtedness (including Acquired Debt) or issue Disqualified Stock, and its Restricted Subsidiaries may incur Indebtedness (including Acquired Debt) or issue preferred stock, if the Consolidated Interest Expense Coverage Ratio for the Company’s most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or preferred stock is issued would have been at least 2.25 to 1 determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or the preferred stock or Disqualified Stock had been issued, as the case may be, at the beginning of such four-quarter period.

(b) The provisions of Section 4.12(a) shall not prohibit the incurrence of any of the following items of Indebtedness, Disqualified Stock or preferred stock, as applicable (collectively, “Permitted Debt”):

(1) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness and letters of credit under Credit Facilities in an aggregate principal amount at any one time outstanding under this clause (1) (with letters of credit being deemed to have a principal amount equal to the obligations in respect thereof) not to exceed the greater of:

(A) $750 million less the greater of (i) the aggregate amount of all Net Proceeds of Asset Sales applied by the Company or any of its Restricted Subsidiaries since the date hereof to repay Indebtedness and other Obligations under a Credit Facility pursuant to the terms of Section 4.13 minus $500 million and (ii) $0; or

(B) the amount of the Borrowing Base as of the date of such incurrence;

(2) the incurrence by the Company and its Restricted Subsidiaries of the Existing Indebtedness;

(3) the incurrence by the Company and the Guarantors, if any, of Indebtedness represented by any series of Securities issued on the date of this Indenture, including any related Subsidiary Guarantees, if any, and any exchange notes and related Subsidiary Guarantees that may be issued pursuant to an Exchange and Registration Rights Agreement, or represented by future Subsidiary Guarantees;

(4) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing all or any part of the purchase price, lease or cost of construction or improvement of property (real or personal), plant or equipment used in the business of the Company or such Restricted Subsidiary (whether through the direct purchase of assets or the Capital Stock of any Person owning such assets), in an aggregate principal amount, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (4), not to exceed, at any time outstanding, 5% of Consolidated Net Tangible Assets;

(5) the incurrence by the Company or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace Indebtedness (other than intercompany Indebtedness) that was permitted to be incurred under Section 4.12(a) or clauses (2), (3), (4) or (5) of this clause (b) of Section 4.12;

(6) the incurrence by the Company or any of its Restricted Subsidiaries of intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries; provided, however, that:

(A) if the Company or any Guarantor is the obligor on such Indebtedness, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all Obligations with respect to any series of Securities issued on the date hereof, in the case of the Company, or the Subsidiary Guarantee, in the case of a Guarantor; and

(B) (i) any subsequent issuance or transfer of Capital Stock that results in any such Indebtedness being held by a Person other than the Company or a Restricted Subsidiary of the Company and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Restricted Subsidiary of the Company; will be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Guarantor, as the case may be, that was not permitted by this clause (6);

(7) the issuance of shares of preferred stock by a Restricted Subsidiary to the Company or another Restricted Subsidiary; provided that any subsequent issuance or transfer of any Capital Stock or any other event which, in either case, results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such shares of preferred stock (except to the Company or another Restricted Subsidiary) shall be deemed in each case to be an issuance of such shares of preferred stock that was not permitted by this clause (7);

(8) the incurrence by the Company or any of its Restricted Subsidiaries of Hedging Obligations in the ordinary course of business and not for speculative purposes;

(9) the guarantee by the Company or any of its Restricted Subsidiaries of Indebtedness of the Company or a Restricted Subsidiary that was permitted to be incurred by another provision of this Section 4.12;

(10) the accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock for purposes of this Section 4.12; provided, in each such case, that the amount thereof is included in Consolidated Interest Expense of the Company as accrued;

(11) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness in respect of performance bonds, bankers’ acceptances, workers’ compensation claims, surety or appeal bonds, payment obligations in connection with self-insurance or similar obligations, and bank overdrafts (and letters of credit in respect thereof) in the ordinary course of business; and

(12) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness arising from agreements providing for indemnification, adjustment of purchase price or similar obligations of the Company or any of its Restricted Subsidiaries incurred in connection with the disposition of any business, assets or Subsidiary of the Company in an aggregate amount not to exceed the gross proceeds actually received by the Company or any Restricted Subsidiary in connection with such disposition;

(13) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds in the ordinary course of business, so long as such Indebtedness is extinguished within two Business Days of its incurrence;

(14) the incurrence by any Restricted Subsidiary of Indebtedness represented by letters of credit entered into in the ordinary course of business to the extent that such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the tenth Business Day following a demand for reimbursement following payment on the letter of credit; provided, that such letters of credit shall not constitute Permitted Debt pursuant to this clause (14) if they are issued in support of Indebtedness;

(15) the incurrence by the Company or any of its Restricted Subsidiaries of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) which, when taken together with all other Indebtedness of the Company and its Restricted Subsidiaries outstanding on the date of such incurrence and incurred pursuant to this clause (15), does not exceed $75 million; and

(16) the incurrence by the Company or a Restricted Subsidiary of Indebtedness to the extent the net proceeds thereof are promptly deposited to defease all outstanding Securities pursuant to Article VIII hereof.

(c) For purposes of determining compliance with this Section 4.12:

(1) the outstanding principal amount of any item of Indebtedness shall be counted only once, and any obligation arising under any guarantee, Lien, letter of credit or similar instrument supporting such Indebtedness incurred in compliance with this covenant shall be disregarded;

(2) in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (16) of Section 4.12(b), or is entitled to be incurred pursuant to Section 4.12(a) hereof and also meets the criteria of one or more of the categories described in clauses (1) through (16) of Section 4.12(b), the Company shall, in its sole discretion, classify such item of Indebtedness in any manner that complies with this covenant and may from time to time reclassify such item of Indebtedness in any manner in which such item could be incurred at the time of such reclassification.

SECTION 4.13	Asset Sales.

(a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

(1) the Company (or the Restricted Subsidiary, as the case may be) receives consideration at the time of the Asset Sale at least equal to the Fair Market Value (as evidenced by an Officers’ Certificate delivered to the Trustee), of the assets or Equity Interests issued or sold or otherwise disposed of, except as a result of any foreclosure or sale by lenders; and

(2) at least 75% of the consideration received in the Asset Sale by the Company or such Restricted Subsidiary is in the form of cash or Replacement Assets, or a combination of both. For purposes of this Section 4.13(a)(2), each of the following forms of consideration will be deemed to be cash:

(A) any liabilities, as shown on the Company’s or such Restricted Subsidiary’s most recent balance sheet, of the Company or any Restricted Subsidiary (other than liabilities that are by their terms subordinated to any series of Securities or any related Subsidiary Guarantee) that are assumed by the transferee of any such assets pursuant to an agreement that releases the Company or such Restricted Subsidiary from further liability or with respect to which the transferee has granted an indemnity with respect to such liability to the Company or such Restricted Subsidiary (provided that the foregoing will not be deemed to be cash for purposes of determining the Net Proceeds received from the Asset Sale);

(B) any securities, notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are converted by the Company or such Restricted Subsidiary into cash, to the extent of the cash received in that conversion, within 180 days after receipt; and

(C) Cash Equivalents.

Within 365 days after the receipt of any Net Proceeds from an Asset Sale (or within eighteen months if the Company or any Restricted Subsidiary contractually commits or enters into a letter of intent with an unrelated Person, in either case within 365 days after the receipt of such Net Proceeds, to apply the Net Proceeds in any manner specified below), the Company or any Restricted Subsidiary may apply those Net Proceeds:

(1) to repay Indebtedness and other Obligations under any Credit Facility;

(2) to repay (or repurchase) (i) any secured Indebtedness or (ii) any other Indebtedness of any non-guarantor Subsidiary;

(3) to acquire all or substantially all of the assets of, or a majority of the Voting Stock of, another Permitted Business (including by means of a merger, consolidation or other business combination permitted under this Indenture);

(4) to make a capital expenditure;

(5) to make an investment in properties or assets that replace the properties and assets that were the subject of the Asset Sale;

(6) to acquire other long-term assets that are used or useful in a Permitted Business; or

(7) in any combination of applications and investments specified in clauses (1) through (6) above.

Pending the final application of any such Net Proceeds, the Company and any Restricted Subsidiary may temporarily reduce revolving credit borrowings or otherwise invest the Net Proceeds in any manner that is not prohibited by this Indenture.

Any Net Proceeds from Asset Sales that are not applied or invested as provided in clauses (1) through (7) above will, at the end of the period specified for application or reinvestment, constitute “Excess Proceeds.” When the aggregate amount of Excess Proceeds exceeds $250.0 million, the Company will, within 45 days, make an offer (the “Asset Sale Offer”) to all Holders of Securities, and, at the Company’s option, to all holders of other Indebtedness that is pari passu with the Securities, to purchase on a pro rata basis the maximum principal amount of Securities and such other pari passu Indebtedness that may be purchased out of the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of the principal amount of the Securities being repurchased plus accrued and unpaid interest and Special Interest, if any, to the date of purchase, and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale offer, the Company may use those Excess Proceeds for any purpose not otherwise prohibited by this Indenture. If the aggregate principal amount of Securities and other pari passu Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee will select the Securities and such other pari passu Indebtedness to be purchased on a pro rata basis. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero.

The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of Securities pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.13, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under these provisions by virtue of such conflict.

(b) In the event that, pursuant to clause (a) of this Section 4.13, the Company is required to commence an Asset Sale Offer, it shall follow the procedures specified below.

The Asset Sale Offer shall remain open for a period of not less than 20 Business Days nor more than 30 Business Days following the commencement of the Asset Sale Offer, except to the extent that a longer period is required by applicable law (the “Offer Period”). No later than three Business Days after the termination of the Offer Period (the “Purchase Date”), the Company shall apply all Excess Proceeds (the “Offer Amount”) to the purchase of the Securities and such other Indebtedness that ranks pari passu (on a pro rata basis, if applicable) or, if less than the Offer Amount has been tendered, all Securities and other Indebtedness tendered in response to the Asset Sale Offer. Payment for any Securities so purchased will be made in the same manner as interest payments are made.

If any Purchase Date is on or after an interest record date and on or before the related Interest Payment Date, any accrued and unpaid interest and Special Interest, if any, will be paid to the Person in whose name a Security is registered at the close of business on such record date, and no additional interest will be payable to Holders who tender Securities pursuant to the Asset Sale Offer.

Upon the commencement of an Asset Sale Offer, the Company will send, by first class mail, a notice to the Trustee and each of the Holders, with a copy to the Trustee. The notice will contain all instructions and materials necessary to enable such Holders to tender

Securities pursuant to the Asset Sale Offer. The notice, which will govern the terms of the Asset Sale Offer, will state:

(1) that the Asset Sale Offer is being made pursuant to this Section 4.13 hereof and the length of time the Asset Sale Offer will remain open;

(2) the Offer Amount, the offer price and the Purchase Date;

(3) that any Security not tendered or accepted for payment will continue to accrue interest;

(4) that, unless the Company defaults in making such payment, any Security accepted for payment pursuant to the Asset Sale Offer will cease to accrue interest after the Purchase Date;

(5) that Holders electing to have a Security purchased pursuant to an Asset Sale Offer may elect to have Securities purchased in integral multiples of $1,000 only;

(6) that Holders electing to have a Security purchased pursuant to any Asset Sale Offer will be required to surrender the Security, with a form entitled “Option of Holder to Elect Purchase” attached to the Security completed, or transfer by book-entry transfer, to the Company, a Depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice at least three days before the Purchase Date;

(7) that Holders will be entitled to withdraw their election if the Company, the Depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Security purchased;

(8) that, if the aggregate principal amount of Securities and other pari passu Indebtedness surrendered by Holders (together with the amount of accrued and unpaid interest and Special Interest, if any, required to be paid with respect thereto to the date of purchase) exceeds the Offer Amount, the Company will select the Securities and other pari passu Indebtedness to be purchased on a pro rata basis based on the principal amount of Securities and such other pari passu Indebtedness surrendered (with such adjustments as may be deemed appropriate by the Company so that only Securities in denominations of $1,000, or integral multiples thereof, will be purchased); and

(9) that Holders whose Securities were purchased only in part will be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered (or transferred by book-entry transfer).

On or before the Purchase Date, the Company shall, to the extent permitted by applicable law, accept for payment, on a pro rata basis to the extent necessary, the Offer Amount of Securities or portions thereof tendered pursuant to the Asset Sale Offer, or if less than the Offer Amount has been tendered, all Securities tendered, and shall deliver to the Trustee an

Officers’ Certificate stating that such Securities or portions thereof were accepted for payment by the Company in accordance with the terms of this Section 4.13. The Company, the Depositary or the Paying Agent, as the case may be, shall promptly (but in any case not later than five days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the offer price of the Securities tendered by such Holder and accepted by the Company for purchase, and the Company shall promptly issue a new Security, and the Trustee, upon written request from the Company will authenticate and mail or deliver such new Security to such Holder, in a principal amount equal to any unpurchased portion of the Security surrendered. Any Security not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company will publicly announce the results of the Asset Sale Offer on the Purchase Date.

Except as specifically provided in this Section 4.13 or in any series of Securities, any purchase pursuant to this Section 4.13 shall be made pursuant to the procedures set forth in Sections 3.01 through 3.07 hereof.

SECTION 4.14	Transactions with Affiliates.

(a) The Company will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, loan, advance or guarantee with, or for the benefit of, any Affiliate (each, an “Affiliate Transaction”), other than:

(1) any Affiliate Transaction with Motorola or a Subsidiary of Motorola (i) that is entered into at a time when Motorola, directly or indirectly, beneficially owns Voting Stock of the Company representing more than 50% of the Total Voting Power, and that does not, in the Company’s good faith judgment, materially adversely affect the Company’s ability to pay the principal and interest on any series of Securities when due or (ii) that is entered into at any other time, and that is, in the Company’s good faith judgment, in the best interests of the Company and its Subsidiaries; or

(2) any Affiliate Transaction other than with Motorola or a Subsidiary of Motorola (i) that is on terms that are, when taken as a whole, no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person and (ii) in connection with which the Company delivers to the Trustee:

(A) with respect to any Affiliate Transaction or series of related Affiliate Transactions under this clause (2) and which involve aggregate consideration in excess of $25 million, a resolution of the Board of Directors set forth in an Officers’ Certificate certifying that such Affiliate Transaction complies with this covenant and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors; and

(B) with respect to any Affiliate Transaction or series of related Affiliate Transactions under this clause (2) and which involve aggregate consideration in excess of $50 million, an opinion as to the fairness to the Company of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.

For purposes of clause (a)(1) of this Section 4.14 and the corresponding paragraph in clause (a) of Section 4.10, “the Company’s good faith judgment” shall mean a determination made in good faith (i) by the Board of Directors of the Company, if the transaction is required by the certificate of incorporation, the bylaws or any corporate policy established from time to time by the Board of Directors of the Company to be approved by the Board of Directors or if applicable law prohibits the delegation of such approval to officers of the Company or (ii) otherwise, by such officer(s) or employee(s) of the Company or any of its Restricted Subsidiaries as may have proper authority, pursuant to the bylaws of the Company, a resolution of the Board of Directors of the Company or any corporate policy established from time to time by the Board of Directors of the Company (or any redelegation of such authority pursuant to any of the foregoing), to approve such transaction

(b) The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of clause (a) of this Section 4.14:

(1) any employment, compensation, benefit or indemnification agreement or arrangement (and any payments or other transactions pursuant thereto) entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business (or that is otherwise reasonable as determined in good faith by the Company’s Board of Directors) with an officer, employee, consultant or director and any transactions pursuant to stock option plans, stock ownership plans and employee benefit plans or arrangements;

(2) transactions between or among the Company and/or its Restricted Subsidiaries (including any Person that becomes a Restricted Subsidiary as a result of any such transaction);

(3) transactions with a Person that is an Affiliate of the Company solely because the Company owns an Equity Interest in, and/or controls, such Person;

(4) payment of reasonable fees to directors who are not otherwise employees of the Company as determined in good faith by the Company’s Board of Directors;

(5) sales of Equity Interests (other than Disqualified Stock) to Affiliates of the Company;

(6) any agreement of the Company or any Affiliate as in effect as of the date hereof (including the Transaction Documents) or any amendment thereto or any replacement agreement, or any transaction pursuant to or contemplated by any such agreement, amendment or replacement, so long as any such amendment or replacement agreement, taken as a whole, is not materially more disadvantageous to the Holders than the original agreement as in effect on the date hereof; and

(7) Restricted Payments that are permitted by the provisions of Section 4.10 hereof.

SECTION 4.15	Liens.

(a) Prior to a Fall Away Event or a Suspension Event, the Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly create, incur, assume or suffer to exist any Lien securing Indebtedness or Attributable Debt (other than Permitted Liens) on any asset owned on the date of this Indenture or acquired after such date by the Company or any of its Restricted Subsidiaries, unless all payments due under this Indenture and Securities of any series are secured on an equal and ratable basis with (or prior to) the obligations so secured until such time as such other obligations are no longer secured by such Lien.

(b) After a Fall Away Event or a Suspension Event, the Company shall not, and shall not permit any Restricted Subsidiary to, create, incur, assume or suffer to exist any Lien securing Indebtedness or Attributable Debt (other than Suspension Event Permitted Liens) upon (1) any Principal Property of the Company or any Restricted Subsidiary, (2) any Capital Stock of a Restricted Subsidiary or (3) any Indebtedness of a Restricted Subsidiary owed to the Company or another Restricted Subsidiary, unless all payments due under this Indenture and Securities of any series are secured on an equal and ratable basis with (or prior to) the obligations so secured until such time as such other obligations are no longer secured by such Lien.

(c) Notwithstanding the foregoing, after a Fall Away Event or a Suspension Event, the Company and its Restricted Subsidiaries will be permitted to create, incur, assume or suffer to exist Liens as to which the Company or its Restricted Subsidiaries would otherwise be required to comply with the foregoing paragraph, and renew, extend or replace such Liens, in each case without complying with the foregoing paragraph with respect to such Liens; provided that the aggregate amount of all Indebtedness of the Company and its Restricted Subsidiaries outstanding at such time that is secured by these Liens (other than (1) Indebtedness secured solely by Suspension Event Permitted Liens, (2) Indebtedness that is secured equally and ratably with (or on a basis subordinated to) any series of Securities and (3) any Securities) plus the aggregate amount of all Attributable Debt of the Company and its Restricted Subsidiaries with respect to all Sale and Leaseback Transactions outstanding at such time (other than Sale and Leaseback Transactions permitted by clause (b) of Section 4.17), would not exceed 5.0% of the Consolidated Net Tangible Assets of the Company and its Restricted Subsidiaries.

SECTION 4.16	Offer to Repurchase Upon Change of Control Event.

(a) Upon the occurrence of a Change of Control Event, unless the Company has exercised its right to redeem any series of Securities pursuant to the terms of any supplemental indentures hereto, the Company will make an offer (a “Change of Control Offer”) to each Holder to repurchase all or any part (equal to $1,000 or an integral multiple of $1,000) of each Holder’s Securities at a repurchase price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Special Interest, if any, on such Securities repurchased to the date of purchase (the “Change of Control Payment”). If required to make a Change of Control Offer pursuant to the preceding sentence, the Company will, within 30 days following any Change of Control Event, or at the Company’s option, prior to any Change of Control Event but after the public announcement thereof, mail a notice to each Holder and the

Trustee describing the transaction or transactions that constitute or may constitute the Change of Control Event and stating:

(1) that the Change of Control Offer is being made pursuant to this Section 4.16 and that all series of Securities tendered will be accepted for payment;

(2) the purchase price and the purchase date, which shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed (or, in the case of a notice mailed prior to the occurrence of the Change of Control Event, no later than 60 days after the Change of Control Event) (the “Change of Control Payment Date”);

(3) that any Security of any series not tendered will continue to accrue interest;

(4) that, unless the Company defaults in the payment of the Change of Control Payment, all Securities accepted for payment pursuant to the Change of Control Offer will cease to accrue interest after the Change of Control Payment Date;

(5) that Holders electing to have any Securities of any series purchased pursuant to a Change of Control Offer will be required to surrender such Securities, with a form entitled “Option of Holder to Elect Purchase” attached to such Securities completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

(6) that Holders will be entitled to withdraw their election if the Company and Paying Agent receive, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount such Securities delivered for purchase, and a statement that such Holder is withdrawing his election to have such Securities purchased; and

(7) that Holders whose Securities are being purchased only in part will be issued new Securities equal in principal amount to the unpurchased portion of the Securities of the series surrendered, which unpurchased portion must be equal to $1,000 in principal amount or an integral multiple thereof.

The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of any Securities as a result of a Change of Control Event. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.16, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under these provisions by virtue of such conflict.

(b) On the Change of Control Payment Date, the Company will, to the extent lawful (and subject to the satisfaction of the conditions of the offer):

(1) accept for payment all Securities or portions of Securities properly tendered and not withdrawn pursuant to the Change of Control Offer;

(2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Securities or portions of Securities properly tendered; and

(3) deliver or cause to be delivered to the Trustee the Securities properly accepted together with an Officers’ Certificate stating the aggregate principal amount of Securities or portions of Securities being purchased by the Company.

The Paying Agent will promptly mail (or otherwise deliver) to each Holder of Securities properly accepted for payment the purchase price for such Securities, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Security equal in principal amount to any unpurchased portion of the Securities of the series surrendered, if any; provided that each new Security will be in a principal amount of $1,000 or an integral multiple thereof. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

(c) Notwithstanding anything to the contrary in this Section 4.16, the Company will not be required to make a Change of Control Offer upon a Change of Control Event if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 4.16 and purchases, subject to satisfaction of the conditions of the offer, all Securities properly tendered and not withdrawn under the Change of Control Offer.

SECTION 4.17	Limitation on Sale and Leaseback Transactions.

(a) Prior to a Fall Away Event or a Suspension Event, the Company shall not, and shall not permit any of its Restricted Subsidiaries to, enter into any Sale and Leaseback Transaction; provided that the Company or any Restricted Subsidiary may enter into a Sale and Leaseback Transaction if:

(1) the Company or that Restricted Subsidiary, as applicable, could have (i) incurred Indebtedness in an amount equal to the Attributable Debt relating to such Sale and Leaseback Transaction under the Consolidated Interest Expense Coverage Ratio test in clause (a) of Section 4.12 and (ii) incurred a Lien to secure Indebtedness in an amount equal to such Attributable Debt pursuant to paragraph (1) of the definition of “Permitted Liens”;

(2) the gross cash proceeds of that Sale and Leaseback Transaction are at least equal to the Fair Market Value (as evidenced by a resolution of the Board of Directors set forth in an Officers’ Certificate delivered to the Trustee) of the property that is the subject of that Sale and Leaseback Transaction; and

(3) to the extent required, the transfer of assets in that Sale and Leaseback Transaction is permitted by, and the Company applies the proceeds of such transaction in compliance with, Section 4.13.

(b) After a Fall Away Event or a Suspension Event, the Company shall not, and shall not permit any Restricted Subsidiary to, enter into any Sale and Leaseback Transaction involving any Principal Property, except for any Sale and Leaseback Transaction involving a lease not exceeding three years unless:

(1) the Company or that Restricted Subsidiary, as applicable, would at the time of entering into the transaction be entitled to incur Indebtedness secured by a Lien on that Principal Property in an amount equal to the Attributable Debt with respect to such Sale and Leaseback Transaction without equally and ratably securing the Securities of any series;

(2) an amount equal to the net cash proceeds of the Sale and Leaseback Transaction is applied within 180 days to:

(A) the voluntary retirement or prepayment of any of Indebtedness of the Company or any Restricted Subsidiary maturing more than one year after the date incurred, and which is senior to or pari passu in right of payment with the Securities of any series; or

(B) the purchase of other property that will constitute Principal Property having a value (as determined in good faith by the Company’s Board of Directors) in an amount at least equal to the net cash proceeds of the Sale and Leaseback Transaction; or

(3) within the 180-day period specified in clause (2) above, the Company or that Restricted Subsidiary, as applicable, delivers to the Trustee for cancellation Securities in an aggregate principal amount at least equal to the net proceeds of the Sale and Leaseback Transaction.

(c) Notwithstanding the foregoing, after a Fall Away Event or a Suspension Event, the Company may enter into Sale and Leaseback Transactions that would not otherwise be permitted under the limitations described in the preceding paragraph, provided that the sum of the aggregate amount of all Indebtedness of the Company and its Restricted Subsidiaries that is secured by Liens on any properties or assets of the Company and any Restricted Subsidiaries (other than (1) Indebtedness secured solely by Suspension Event Permitted Liens, (2) Indebtedness that is secured equally and ratably with (or on a basis subordinated to) the Securities of any series and (3) the Securities) and the aggregate amount of all Attributable Debt of the Company and its Restricted Subsidiaries with respect to all Sale and Leaseback Transactions outstanding at such time (other than Sale and Leaseback Transactions permitted by clause (b) of this Section 4.17) would not exceed 5.0% of the Consolidated Net Tangible Assets of the Company and its Restricted Subsidiaries.

SECTION 4.18	Payments for Consent.

The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder of Securities for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Securities of any series unless such consideration is offered to be paid and is paid to all Holders of Securities that are entitled under this Indenture to, and do, consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

SECTION 4.19	Designation of Restricted and Unrestricted Subsidiaries.

The Board of Directors of the Company may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if that designation would not cause a Default. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate Fair Market Value of all outstanding Investments owned by the Company and its Restricted Subsidiaries in the Subsidiary properly designated will be deemed to be an Investment made as of the time of the designation and will reduce the remaining amount available for Restricted Payments under the Basic Restricted Payments Basket or Permitted Investments, as determined by the Company. That designation will only be permitted if the Investment would be permitted at that time and if the Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. In addition, no such designation may be made unless the proposed Unrestricted Subsidiary does not own any Equity Interests in any Restricted Subsidiary that is not simultaneously subject to designation as an Unrestricted Subsidiary. The Board of Directors may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary if the redesignation would not cause a Default.

SECTION 4.20	Changes in Covenants when Securities Rated Investment Grade.

(a) If on any date following the date hereof all series of outstanding Securities have an Investment Grade Rating from both of the Rating Agencies and no Default or Event of Default has occurred and is continuing (a “Fall Away Event”), then, beginning on that day and continuing at all times thereafter regardless of any subsequent changes in the rating of the Securities of any series, Sections 4.10, 4.11, 4.12, 4.13, 4.14, 4.15(a), 4.16, 4.17(a), 4.18 and 5.01(a)(4) hereof shall no longer be applicable to any series of Securities (collectively, the “Terminated Covenants”).

(b) If, prior to a Fall Away Event, on any date following the date hereof all series of outstanding Securities have an Investment Grade Rating from one of the Rating Agencies and no Default or Event of Default has occurred and is continuing (a “Suspension Event”), then, beginning on that day and continuing until the Investment Grade Rating assigned by that Rating Agency to any series of Securities should subsequently decline and as a result all series of Securities do not carry an Investment Grade Rating from one Rating Agency, and subject to the provisions of the following clause (c) of this Section 4.20, Sections 4.10, 4.11, 4.12, 4.13, 4.14, 4.15(a), 4.16, 4.17(a), 4.18 and 5.01(a)(4)(B) hereof shall no longer be applicable to any series of Securities during that period (collectively, the “Suspended Covenants”).

(c) If, after a Suspension Event and before the occurrence of a Fall Away Event, the Investment Grade Rating assigned to any series of Securities by a Rating Agency that has assigned an Investment Grade Rating to all series of outstanding Securities should subsequently decline and as a result all series of Securities do not carry an Investment Grade Rating from one Rating Agency, then the Suspended Covenants shall be reinstituted as of and from the date of such rating decline. Calculations under the reinstated Section 4.10 shall be made as if such Section had been in effect since the date hereof except that no Default will be deemed to have occurred solely by reason of a Restricted Payment made while such Section was suspended. The provisions of this Section 4.20 shall continue to be applicable following any such reinstatement.

SECTION 4.21	Further Instruments and Acts.

Upon request of the Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

ARTICLE V

SUCCESSORS

SECTION 5.01	Merger, Consolidation, or Sale of Assets.

(a) The Company shall not: (1) consolidate or merge with or into another Person (whether or not the Company is the surviving corporation); or (2) directly or indirectly, sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the properties and assets of the Company and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to another Person, unless:

(1) either:

(A) the Company is the surviving or continuing corporation; or

(B) the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition has been made, is a corporation organized or existing under the laws of the United States, any state of the United States or the District of Columbia;

(2) the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition has been made assumes all the obligations of the Company under the Securities, this Indenture and any Exchange and Registration Rights Agreements pursuant to agreements reasonably satisfactory to the Trustee;

(3) immediately after giving effect to such transaction, no Default or Event of Default exists; and

(4) the Company or the Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, lease, conveyance or other disposition has been made

(A) will have Consolidated Net Worth immediately after giving effect to the transaction equal to or greater than the Consolidated Net Worth of the Company immediately preceding the transaction; and

(B) will, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Consolidated Interest Expense Coverage Ratio test set forth in Section 4.12(a) hereof.

(b) Notwithstanding the foregoing, the Company and its Restricted Subsidiaries may sell, assign, transfer, lease, convey or otherwise dispose of assets between or among each other (including by way of merger).

SECTION 5.02	Successor Person Substituted.

Upon any consolidation or merger of the Company or any sale, lease, conveyance, transfer or other disposition of all or substantially all of the assets of the Company in accordance with Section 5.01, the successor formed by such consolidation or into or with which the Company is merged or to which such sale, lease, conveyance, transfer or other disposition is made shall succeed to, and be substituted for, and may exercise every right and power of the Company under this Indenture and the Securities with the same effect as if such successor had been named as the Company herein and the predecessor Company, in the case of a sale, conveyance, transfer or other disposition, shall be released from all obligations under this Indenture and the Securities.

ARTICLE VI

DEFAULTS AND REMEDIES

SECTION 6.01	Events of Default.

(a) Unless either inapplicable to a particular series or specifically deleted or modified in or pursuant to the supplemental indenture or Board Resolution establishing such series of Securities or in the form of Security for such series, an “Event of Default”, whenever used herein with respect to each series of Securities, occurs if:

(1) the Company defaults for 30 days in the payment when due of interest on, or Special Interest with respect to, any Security of that series;

(2) the Company defaults in payment when due at maturity, redemption or otherwise, including the failure to make a payment to purchase Securities when required pursuant to this Indenture, including Securities of such series tendered pursuant to Section 4.13 or 4.16, of the principal of or premium, if any, on any Security of that series;

(3) the Company or any of its Subsidiaries fails for 60 days after the Company receives, from the Trustee or from Holders of at least 25% in outstanding aggregate principal amount of such series of Securities, notice to comply with any of the other covenants or agreements in this Indenture or the Securities;

(4) the Company defaults under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the date hereof, if that default:

(A) is caused by a failure to pay principal of, or interest or premium, if any, on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a “Payment Default”); or

(B) results in the acceleration of such Indebtedness prior to its express maturity,

and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates at any time $25 million or more and has not been discharged in full or such acceleration rescinded or annulled within 20 days of such Payment Default or acceleration;

(5) the Company or any of its Restricted Subsidiaries fails to pay final judgments aggregating in excess of $25 million, which judgments are not paid, discharged or stayed for a period of 60 days;

(6) except as permitted by this Indenture, any Subsidiary Guarantee relating to the Securities of that series shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor, or any Person authorized by and acting on behalf of any Guarantor, shall deny or disaffirm its obligations under its Subsidiary Guarantee and such condition shall not have been cured (including by way of providing for a substitute Guarantor) within 60 days of written notice from the Trustee or the Holders of at least 25% in outstanding aggregate principal amount of the applicable series of Securities; and

(7) the Company or any of its Restricted Subsidiaries that would constitute a Significant Subsidiary, or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary, pursuant to or within the meaning of any Bankruptcy Law:

(A) commences a voluntary case,

(B) consents to the entry of an order for relief against it in an involuntary case,

(C) consents to the appointment of a Bankruptcy Custodian (as defined below) of it or for all or substantially all of its property,

(D) makes a general assignment for the benefit of its creditors, or

(E) generally is not paying its debts as they become due; or

(8) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that remains unstayed and in effect for 90 days and that:

(A) is for relief against the Company or any of its Restricted Subsidiaries that would constitute a Significant Subsidiary, or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary, as debtor in an involuntary case,

(B) appoints (i) a Bankruptcy Custodian of the Company or any of its Restricted Subsidiaries that would constitute a Significant Subsidiary, or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary, or (ii) a Bankruptcy Custodian for all or substantially all of the property of the Company or any of its Restricted Subsidiaries that would constitute a Significant Subsidiary, or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary, or

(C) orders the liquidation of the Company or any of its Restricted Subsidiaries that would constitute a Significant Subsidiary, or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary; or

(9) any other Event of Default provided with respect to Securities of that series occurs.

The term “Bankruptcy Custodian” means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

The Trustee shall not be deemed to know or have notice of any Default or Event of Default unless a Trust Officer at the Corporate Trust Office of the Trustee receives written notice at the Corporate Trust Office of the Trustee of such Default or Event of Default with specific reference to such Default or Event of Default.

When a Default is cured, it ceases to be a Default.

Notwithstanding the foregoing provisions of this Section 6.01, if the principal of, premium (if any) or interest or Special Interest, if any, on any Security is payable in a currency or currencies (including a composite currency) other than Dollars and such currency or currencies are not available to the Company for making payment thereof due to the imposition of exchange controls or other circumstances beyond the control of the Company (a “Conversion Event”), the Company will be entitled to satisfy its obligations to Holders of such Securities by making such payment in Dollars in an amount equal to the Dollar equivalent of the amount payable in such other currency, as determined by the Company by reference to the Exchange Rate on the date of such payment, or, if such rate is not then available, on the basis of the most recently available Exchange Rate. Notwithstanding the foregoing provisions of this Section 6.01, any payment made under such circumstances in Dollars where the required payment is in a currency other than Dollars will not constitute an Event of Default under this Indenture.

Promptly after the occurrence of a Conversion Event, the Company shall give written notice thereof in the manner provided in Section 12.02 to the Holders and the Trustee. Promptly after the making of any payment in Dollars as a result of a Conversion Event, the Company shall give notice in the manner provided in Section 12.02 to the Holders and the Trustee, setting forth the applicable Exchange Rate and describing the calculation of such payments.

(b) In the case of any Event of Default occurring by reason of any willful action or inaction taken or not taken by or on behalf of the Company with the intention of avoiding payment of the premium, if any, that the Company would have had to pay if the Company then had elected to redeem any Securities pursuant to the terms of this Indenture or any supplemental indenture, an equivalent premium will also become and be immediately due and payable to the extent permitted by law upon the acceleration of the Securities.

(c) Upon becoming aware of any Default or Event of Default, the Company is required to deliver to the Trustee a statement specifying such Default or Event of Default.

SECTION 6.02	Acceleration.

In the case of an Event of Default specified in clause (7) or (8) of Section 6.01(a) hereof, with respect to the Company, any Restricted Subsidiary of the Company that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary, all outstanding Securities will become due and payable immediately without further action or notice. If any other Event of Default with respect to a series of Securities occurs and is continuing, the Trustee or the Trustee at the direction of the Holders of at least 25% in principal amount of the then outstanding Securities of that series may declare all the Securities of that series to be due and payable immediately.

The Holders of a majority in aggregate principal amount of the then outstanding Securities of that series by written notice to the Trustee may on behalf of all of the Holders of that series rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal, interest or Special Interest) have been cured or waived.

SECTION 6.03	Other Remedies.

If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of, or premium, if any, interest or Special Interest, if any, on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

SECTION 6.04	Waiver of Defaults.

Holders of not less than a majority in aggregate principal amount of the then outstanding Securities of a series by notice to the Trustee may on behalf of the Holders of all of the Securities of such series waive an existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of the principal of, premium, if any, interest or Special Interest, if any, on the Securities (including in connection with an offer to purchase); provided, however, that the Holders of a majority in aggregate principal amount of the then outstanding Securities of such series may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

SECTION 6.05	Control by Majority.

With respect to Securities of any series, Holders of a majority in principal amount of the then outstanding Securities of such series may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or any supplemental indenture or that the Trustee determines may be unduly prejudicial to the rights of other Holders of Securities or that may involve the Trustee in personal liability.

SECTION 6.06	Limitations on Suits.

Subject to Section 6.07 hereof, a Holder of a Security of any series may pursue a remedy with respect to this Indenture or the Securities of such series only if:

(1) the Holder gives to the Trustee written notice of a continuing Event of Default with respect to such series;

(2) the Holders of at least 25% in principal amount of the then outstanding Securities of such series make a written request to the Trustee to pursue the remedy;

(3) such Holder or Holders provide to the Trustee indemnity reasonably satisfactory to the Trustee against any loss, liability or expense;

(4) the Trustee does not comply with respect to the request within 60 days after receipt of the request and the offer of indemnity; and

(5) during such 60-day period the Holders of a majority in principal amount of the Securities of that series do not give the Trustee a direction inconsistent with the request.

A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.

SECTION 6.07	Rights of Holders to Receive Payment.

Notwithstanding any other provision of this Indenture, the right of any Holder of a Security to receive payment of principal of and premium, if any, and interest or Special Interest, if any, on the Security, on or after the respective due dates expressed in the Security, or to bring suit for the enforcement of any such payment on or after such respective dates, is absolute and unconditional and shall not be impaired or affected without the consent of the Holder.

SECTION 6.08	Collection Suit by Trustee.

If an Event of Default specified in clause (1) or (2) of Section 6.01(a) hereof occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the amount of principal, premium (if any), interest and Special Interest, if any, remaining unpaid on the Securities of the series affected by the Event of Default, and interest on overdue principal and premium, if any, and, to the extent lawful, interest on overdue interest, and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

SECTION 6.09	Trustee May File Proofs of Claim.

The Trustee is authorized to file such proofs of claim and other papers or documents and to take such actions, including participating as a member, voting or otherwise, of any committee of creditors, as may be necessary or advisable to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Company or its creditors or properties and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any Bankruptcy Custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties which the Holders of the Securities may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 6.10	Priorities.

If the Trustee collects any money pursuant to this Article VI, it shall pay out the money in the following order:

First: to the Trustee for amounts due under Section 7.07;

Second: to Holders for amounts due and unpaid on the Securities in respect of which or for the benefit of which such money has been collected, for principal, premium (if any), interest and Special Interest, if any, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal, premium (if any), interest and Special Interest, if any, respectively; and

Third: to the Company or to such party as a court of competent jurisdiction shall direct.

The Trustee, upon prior written notice to the Company, may fix record dates and payment dates for any payment to Holders pursuant to this Article VI.

To the fullest extent allowed under applicable law, if for the purpose of obtaining a judgment against the Company in any court it is necessary to convert the sum due in respect of the principal of, premium (if any) or interest or Special Interest, if any, on the Securities of any series (the “Required Currency”) into a currency in which a judgment will be rendered (the “Judgment Currency”), the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Trustee could purchase in The City of New York the Required Currency with the Judgment Currency on the Business Day in the City of New York next preceding that on which final judgment is given. Neither the Company nor the Trustee shall be liable for any shortfall nor shall it benefit from any windfall in payments to Holders of Securities under this Section 6.10 caused by a change in exchange rates between the time the amount of a judgment against it is calculated as above and the time the Trustee converts the Judgment Currency into the Required Currency to make payments under this Section to Holders of Securities, but payment of such judgment shall discharge all amounts owed by the Company on the claim or claims underlying such judgment.

SECTION 6.11	Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07, or a suit by a Holder or Holders of more than 10% in principal amount of the then outstanding Securities of any series.

ARTICLE VII

TRUSTEE

SECTION 7.01	Duties of Trustee.

(a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in such exercise, as a prudent Person would exercise or use under the circumstances in the conduct of such Person’s own affairs.

(b) Except during the continuance of an Event of Default with respect to the Securities of any series:

(1) the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine such certificates and opinions to determine whether, on their face, they appear to conform to the requirements of this Indenture.

(c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(1) this paragraph does not limit the effect of Section 7.01(b);

(2) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

(d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to the provisions of this Section 7.01.

(e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee may refuse to perform any duty or exercise any right or power unless it receives indemnity reasonably satisfactory to it against any loss, liability or expense.

(f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law. All money received by the Trustee shall, until applied as herein provided, be held in trust for the payment of the principal of, premium (if any) and interest and Special Interest, if any, on the Securities.

SECTION 7.02	Rights of Trustee.

(a) The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

(b) Before the Trustee acts or refrains from acting, it may require instruction, an Officers’ Certificate or an Opinion of Counsel or both to be provided. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such instruction, Officers’ Certificate or Opinion of Counsel. The Trustee may consult at the Company’s expense with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

(d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers conferred upon it by this Indenture.

(e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

(f) the Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Indenture at the request, order or direction of any of the Holders pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee reasonable security and indemnity against the costs, expenses and liabilities which might be incurred therein or thereby.

SECTION 7.03	May Hold Securities.

The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or any of its Affiliates with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights and duties. However, the Trustee is subject to Sections 7.10 and 7.11.

SECTION 7.04	Trustee’s Disclaimer.

The Trustee makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Company’s use of the proceeds from the Securities or any money paid to the Company or upon the Company’s direction under any provision hereof, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee and it shall not be responsible for any statement or recital herein or any statement in the Securities other than its certificate of authentication.

SECTION 7.05	Notice of Defaults.

If a Default or Event of Default with respect to the Securities of any series occurs and is continuing and it is known to the Trustee, the Trustee shall mail to Holders of Securities of such series a notice of the Default or Event of Default within 30 days after obtaining knowledge thereof. Except in the case of a Default or Event of Default in payment of principal of, premium (if any), interest or Special Interest on, or any sinking fund installment with respect to the Securities of such series, the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interests of Holders of Securities of such series.

SECTION 7.06	Reports by Trustee to Holders.

Within 60 days after May 15 of each year after the execution of this Indenture, the Trustee shall mail to Holders of a series and the Company a brief report dated as of such reporting date that complies with TIA § 313(a); provided, however, that if no event described in TIA § 313(a) has occurred within the twelve months preceding the reporting date with respect to a series, no report need be transmitted to Holders of such series. The Trustee also shall comply with TIA § 313(b). The Trustee shall also transmit by mail all reports if and as required by TIA §§ 313(c) and 313(d).

A copy of each report shall be filed by the Company with the SEC and each securities exchange, if any, on which the Securities of such series are listed. The Company shall notify the Trustee in writing if and when any series of Securities is listed on any securities exchange and of the delisting thereof.

SECTION 7.07	Compensation and Indemnity.

The Company agrees to pay to the Person acting as Trustee hereunder compensation for its acceptance of this Indenture and services hereunder as agreed upon in a separate fee agreement. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company agrees to reimburse the Trustee upon request for all reasonable disbursements, advances and expenses incurred by it. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel.

The Company hereby indemnifies the Trustee, and each of its officers, directors, counsel and agents, against any loss, liability or expense (including, but not limited to reasonable attorneys’ fees and expenses) incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture and of defending itself against any claims (whether asserted by any Holder, the Company or otherwise), except as set forth in the next paragraph. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. The Company shall defend the claim and the Trustee shall cooperate in the defense.

The Trustee may have separate counsel and the Company shall pay the fees and expenses of such counsel. The Company need not pay for any settlement made without its consent.

The Company shall not be obligated to reimburse any expense or indemnify against any loss or liability incurred by the Trustee through negligence or bad faith.

To secure the payment obligations of the Company in this Section 7.07, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee, except that held in trust to pay principal of, premium (if any) and interest or Special Interest, if any, on Securities of any series. Such lien and the indemnity obligation under this Section 7.07 shall survive the satisfaction and discharge of this Indenture.

When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(a)(7) or (8) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

SECTION 7.08	Replacement of Trustee .

A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.08.

The Trustee may resign and be discharged at any time with respect to the Securities of one or more series by so notifying the Company. The Holders of a majority in principal amount of the then outstanding Securities of any series may remove the Trustee with respect to the Securities of such series by so notifying the Trustee and the Company. The Company may remove the Trustee if:

(1) the Trustee fails to comply with Section 7.10;

(2) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(3) a Bankruptcy Custodian or public officer takes charge of the Trustee or its property; or

(4) the Trustee otherwise becomes incapable of acting.

If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, with respect to the Securities of one or more series, the Company shall promptly appoint a successor Trustee or Trustees with respect to the Securities of that or those series (it being understood that any such successor Trustee may be appointed with respect to the Securities of one or more or all of such series and that at any time there shall be only one Trustee with respect to the Securities of any particular series). Within one year after the successor Trustee with respect to the Securities of any series takes office, the Holders of a majority in principal amount of the Securities of such series then outstanding may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

If a successor Trustee with respect to the Securities of any series does not take office within 30 days after the retiring or removed Trustee resigns or is removed, the retiring or removed Trustee, the Company or the Holders of at least 10% in principal amount of the then outstanding Securities of such series may petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.

If the Trustee with respect to the Securities of a series fails to comply with Section 7.10, any Holder of Securities of such series may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee with respect to the Securities of such series.

In case of the appointment of a successor Trustee with respect to all Securities, each such successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the retiring Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07.

In case of the appointment of a successor Trustee with respect to the Securities of one or more (but not all) series, the Company, the retiring Trustee and each successor Trustee with respect to the Securities of one or more (but not all) series shall execute and deliver an indenture supplemental hereto in which each successor Trustee shall accept such appointment and that (1) shall confer to each successor Trustee all the rights, powers and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates, (2) if the retiring Trustee is not retiring with respect to all Securities, shall confirm that all the rights, powers and duties of the retiring Trustee with respect to the Securities of that or those series as to which the retiring Trustee is not retiring shall continue to be vested in the retiring Trustee and (3) shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee. Nothing herein or in such supplemental indenture shall constitute such Trustees as co-trustees of the same trust, and each such Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee. Upon the execution and delivery of such supplemental indenture, the resignation or removal of the retiring Trustee shall become effective to the extent provided therein and each such successor Trustee shall have all the rights, powers and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates. On request of the Company or any successor Trustee, such retiring Trustee shall transfer to such successor Trustee all property held by such retiring Trustee as Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates.

Notwithstanding replacement of the Trustee or Trustees pursuant to this Section 7.08, the obligations of the Company under Section 7.07 shall continue for the benefit of the retiring Trustee or Trustees.

SECTION 7.09	Successor Trustee by Merger, etc.

Subject to Section 7.10, if the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee; provided, however, that in the case of a transfer of all or substantially all of its corporate trust business to another corporation, the transferee corporation expressly assumes all of the Trustee’s liabilities hereunder.

In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated; and in case at that time any of the Securities shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Securities or in this Indenture provided that the certificate of the Trustee shall have.

SECTION 7.10	Eligibility; Disqualification.

There shall at all times be a Trustee hereunder which shall be a corporation or banking or trust company or association organized and doing business under the laws of the United States, any State thereof or the District of Columbia and authorized under such laws to exercise corporate trust power, shall be subject to supervision or examination by Federal or State (or the District of Columbia) authority and shall have, or be a subsidiary of a bank or bank holding company having, a combined capital and surplus of at least $50 million as set forth in its most recent published annual report of condition.

The Indenture shall always have a Trustee who satisfies the requirements of TIA §§ 310(a)(1), 310(a)(2) and 310(a)(5). The Trustee is subject to and shall comply with the provisions of TIA § 310(b) during the period of time required by this Indenture. Nothing in this Indenture shall prevent the Trustee from filing with the SEC the application referred to in the penultimate paragraph of TIA § 310(b).

SECTION 7.11	Preferential Collection of Claims Against the Company.

The Trustee is subject to and shall comply with the provisions of TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b). A Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated therein.

ARTICLE VIII

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

SECTION 8.01	Option to Effect Legal Defeasance or Covenant Defeasance.

The Company may, at the option of its Board of Directors evidenced by a resolution set forth in an Officers’ Certificate, at any time, elect to have either Section 8.02 or

8.03 hereof be applied to all outstanding Securities of any or all series upon compliance with the conditions set forth below in this Article VIII. If the Company exercises its option under this Section 8.01 with respect to either Section 8.02 or 8.03, each Guarantor will be released from all of its obligations with respect to its Subsidiary Guarantee.

SECTION 8.02	Legal Defeasance and Discharge.

Upon the Company’s exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Company will, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from its obligations with respect to the outstanding Securities of such series as to which the Company has elected to apply this Section 8.02 on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”). For this purpose, Legal Defeasance means that the Company will be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Securities of such series (including any Subsidiary Guarantee), which will thereafter be deemed to be “outstanding” only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in clauses (1) and (2) below, and to have satisfied all its other obligations under such Securities of such series and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which will survive until otherwise terminated or discharged hereunder:

(1) the rights of Holders of outstanding Securities to receive payments in respect of the principal of, interest or Special Interest, if any, or premium on such Securities of such series when such payments are due from the trust referred to in Section 8.04 hereof;

(2) the Company’s obligations with respect to the Securities of such series concerning issuing temporary Securities, registration of Securities, mutilated, destroyed, lost or stolen Securities and the maintenance of an office or agency for payment and money for security payments held in trust;

(3) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company’s and the Guarantors’ obligations in connection therewith; and

(4) this Section 8.02.

Subject to compliance with this Article VIII, the Company may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 hereof.

SECTION 8.03	Covenant Defeasance.

Upon the Company’s exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Company will, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from its obligations under the covenants contained in Sections 4.10, 4.11, 4.12, 4.13, 4.14, 4.15, 4.16, 4.17, 4.18, 4.19, and 4.20 hereof and clause (4) of Section 5.01(a) hereof with respect to the outstanding Securities of such series as to which the Company has elected to apply this Section 8.03 on and after the date the conditions set forth in

Section 8.04 hereof are satisfied (hereinafter, “Covenant Defeasance”), and the Securities of such series will thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but will continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Securities of such series will not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Securities of such series, the Company may omit to comply with and will have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply will not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Securities of such series will be unaffected thereby.

SECTION 8.04	Conditions to Legal or Covenant Defeasance.

The following shall be the conditions to the application of either Section 8.02 or 8.03 hereof to the outstanding Securities:

In order to exercise either Legal Defeasance or Covenant Defeasance:

(1) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the applicable series of Securities, cash in Dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest and Special Interest, if any, on the outstanding Securities of the applicable series on the stated date for payment thereof or on the applicable redemption date, as the case may be, and the Company must specify whether such Securities of such series are being defeased to maturity or to a particular redemption date;

(2) in the case of an election under Section 8.02 hereof, the Company has delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that:

(A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling; or

(B) since the date hereof, there has been a change in the applicable federal income tax law,

in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the applicable outstanding Securities will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3) in the case of an election under Section 8.03 hereof, the Company must deliver to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that the Holders of the applicable outstanding Securities will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit and the grant of any Lien securing such deposit);

(5) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which the Company or any of its Significant Subsidiaries is a party or by which the Company or any of its Significant Subsidiaries is bound;

(6) the Company must deliver to the Trustee an Officers’ Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of Securities being defeased over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company or others; and

(7) the Company must deliver to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

SECTION 8.05	Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous Provisions.

Subject to Section 8.06 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the “Trustee”) pursuant to Section 8.04 hereof in respect of the applicable outstanding Securities will be held in trust and applied by the Trustee, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Securities of all sums due and to become due thereon in respect of principal, premium, if any, and interest and Special Interest, if any, but such money need not be segregated from other funds except to the extent required by law.

The Company will pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the applicable outstanding Securities.

Notwithstanding anything in this Article VIII to the contrary, the Trustee will deliver or pay to the Company from time to time upon the request of the Company any money or non-callable Government Securities held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(1) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

SECTION 8.06	Repayment to Company.

Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest or Special Interest, if any, on any Security being defeased and remaining unclaimed for two years after such principal, premium, if any, or interest or Special Interest, if any, has become due and payable shall be paid to the Company on its request or (if then held by the Company) will be discharged from such trust; and the Holder of such Security will thereafter be permitted to look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, will thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which will not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

SECTION 8.07	Reinstatement.

If the Trustee or Paying Agent is unable to apply any United States dollars or non-callable Government Securities in accordance with Section 8.02 or 8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company’s obligations under this Indenture and the Securities being defeased will be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03 hereof, as the case may be; provided, however, that, if the Company makes any payment of principal of, premium, if any, or interest or Special Interest, if any, on any such Security following the reinstatement of its obligations, the Company will be subrogated to the rights of the Holders of such Securities to receive such payment from the money held by the Trustee or Paying Agent.

ARTICLE IX

SUBSIDIARY GUARANTEES

SECTION 9.01	Subsidiary Guarantee.

(a) If, on any date following the date hereof, the Domestic Subsidiaries of the Company (other than the Guarantors) individually, or in the aggregate, comprise a Significant Subsidiary, then the Company shall cause guarantees (each, a “Subsidiary Guarantee”) to be given, jointly and severally, by such of its wholly-owned Domestic Subsidiaries (each, a “Guarantor”) as may be necessary to cause the Domestic Subsidiaries of the Company (other than the Guarantors) individually, or in the aggregate, not to comprise a Significant Subsidiary. Subject to this Article IX, each of the Subsidiary Guarantees shall be given by means of a supplemental indenture hereto (in form and substance reasonably satisfactory to the Trustee) executed by the relevant Guarantor pursuant to which such Guarantor, jointly and severally with all other Guarantors, unconditionally guarantees to each Holder of a Security authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture or any supplemental indenture hereto, the Securities of any series or the obligations of the Company hereunder or thereunder, that:

(1) the principal of, premium, if any, and interest and Special Interest, if any, on the Securities of any series will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on such Securities, if any, if lawful, and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and

(2) in case of any extension of time of payment or renewal of any Securities or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, each Guarantor shall be obligated to pay the same immediately. The Company shall cause each Guarantor to agree, upon the giving of its Subsidiary Guarantee, that such Subsidiary Guarantee is a guarantee of payment and not a guarantee of collection.

(b) The Company shall cause each Guarantor (1) to agree that its obligations under its Subsidiary Guarantee are unconditional, irrespective of the validity, regularity or enforceability of the Securities of any series or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Securities of any series with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor and (2) to waive diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that its Subsidiary Guarantee will not be discharged except by complete performance of the obligations contained in the Securities of any series and this Indenture and any supplemental indenture hereto.

(c) If any Holder or the Trustee is required by any court or otherwise to return to the Company, any Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Company or the Guarantors, any amount paid either to the Trustee or such Holder, each Subsidiary Guarantee, to the extent theretofore discharged, will be reinstated in full force and effect.

(d) The Company shall cause each Guarantor to agree that it will not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed by the Guarantor’s Subsidiary Guarantee until payment in full of all obligations guaranteed thereby. The Company shall further cause the relevant Guarantor to agree that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (1) the maturity of the obligations guaranteed the Guarantor’s Subsidiary Guarantee may be accelerated as provided in Article VI hereof for the purposes of the Subsidiary Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed by the Subsidiary Guarantee, and (2) in the event of any declaration of acceleration of such obligations as provided in Article VI hereof, such obligations (whether or not due and payable) will forthwith become due and payable by the Guarantors for the purpose of the Subsidiary Guarantees. The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Guarantee.

SECTION 9.02	Limitation on Guarantor Liability.

The Company shall cause each Guarantor to confirm, and by its acceptance of Securities, each Holder hereby confirms, that it is the intention of all such parties that the Subsidiary Guarantee of each Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Subsidiary Guarantee. To effectuate the foregoing intention, the Trustee and the Holders irrevocably agree, and the Company shall cause each Guarantor to irrevocably agree, that the obligations of such Guarantor will be limited to the maximum amount that will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such Guarantor under this Article IX, result in the obligations of such Guarantor under its Subsidiary Guarantee not constituting a fraudulent transfer or conveyance.

SECTION 9.03	Execution and Delivery of Subsidiary Guarantee.

To evidence each Subsidiary Guarantee required by Section 9.01 hereof, the Company shall cause each relevant Guarantor to agree that the supplemental indenture pursuant to which such Subsidiary Guarantee is given shall be executed on behalf of such Guarantor by its President or one of its Vice Presidents or by its duly appointed attorney-in-fact.

The Company shall further cause each Guarantor to agree that its Subsidiary Guarantee will remain in full force and effect notwithstanding any failure to endorse such Subsidiary Guarantee. The execution of a Subsidiary Guarantee on behalf of a Guarantor by its attorney-in-fact shall constitute a representation and warranty on the part of such Guarantor hereunder of the due appointment of such attorney-in-fact.

If an Officer or duly appointed attorney-in-fact whose signature is on this Indenture or on a Subsidiary Guarantee no longer holds that office or maintains such appointment, as the case may be, at the time the Trustee authenticates the Security on which a Subsidiary Guarantee is endorsed, the Subsidiary Guarantee will be valid nevertheless.

The delivery of any Security by the Trustee, after the authentication thereof hereunder, will constitute due delivery of the Subsidiary Guarantee on behalf of each Guarantor.

SECTION 9.04	Guarantor May Consolidate, etc., on Certain Terms.

Except as otherwise provided in Section 9.05 hereof, no Guarantor shall sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into, another Person (whether or not such Guarantor is the surviving Person) other than the Company or another Guarantor, unless:

(1) immediately after giving effect to such transaction, no Default or Event of Default exists; and

(2) either:

(A) the Person surviving any such consolidation or merger is the Guarantor;

(B) the Person acquiring the assets in any such sale or disposition or the Person formed by or surviving any such consolidation or merger (if other than the Guarantor) assumes all the obligations of that Guarantor under this Indenture and its Subsidiary Guarantee pursuant to a supplemental indenture and assumes that Guarantor’s obligations under any Exchange and Registration Rights Agreements, in each case pursuant to documents reasonably satisfactory to the trustee and completes all other required documentation; or

(C) the Net Proceeds of such sale or other disposition of assets are applied in accordance with Sections 4.13 within the time frames set forth therein; provided, however, that this requirement will be deemed to be satisfied after a Fall Away Event or a Suspension Event.

Except as set forth in Articles IV and V hereof, and notwithstanding Section 9.04(2), nothing contained in this Indenture or in any of the Securities will prevent any consolidation or merger of a Guarantor with or into the Company, or will prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety to the Company.

SECTION 9.05	Releases.

(a) Notwithstanding the provisions of Section 9.04 hereof, a Guarantor shall be released and relieved of any obligations under its Subsidiary Guarantee:

(1) upon the sale or other disposition of all or substantially all of the assets of that Guarantor (including by way of merger or consolidation) to a Person that is not (either before or immediately after giving effect to such transaction) a

Subsidiary of the Company, if the sale or other disposition complies, to the extent applicable, with Section 4.13; provided, however, that this requirement will be deemed to be satisfied after a Fall Away Event or a Suspension Event;

(2) upon the sale of all of the Capital Stock of that Guarantor to a Person that is not (either before or immediately after giving effect to such transaction) a Subsidiary of the Company, if the sale complies, to the extent applicable, with Section 4.13; provided, however, that this requirement will be deemed to be satisfied after a Fall Away Event or a Suspension Event;

(3) upon the Legal Defeasance of all of the Securities of all series pursuant to Article VIII hereof;

(4) if the Company designates such Guarantor as an Unrestricted Subsidiary in accordance with Section 4.19; or

(5) the Company delivers to the Trustee an Officers’ Certificate stating that, after giving effect to such release, the Domestic Subsidiaries of the Company (other than Guarantors) do not, in the aggregate, comprise a Significant Subsidiary.

(b) Upon delivery by the Company to the Trustee of an Officers’ Certificate and an Opinion of Counsel to the effect that one of the events described in Section 9.05(a) has occurred in accordance with the provisions of this Indenture, the Trustee will execute any documents reasonably required in order to evidence the release of a Guarantor from its obligations under its Subsidiary Guarantee.

ARTICLE X

SATISFACTION AND DISCHARGE

SECTION 10.01	Satisfaction and Discharge.

This Indenture shall cease to be of further effect with respect to the Securities of a series (except that the Company’s obligations under Section 7.07, the Trustee’s and Paying Agent’s obligations under Section 8.06 and the rights, powers, protections and privileges accorded the Trustee under Article VII shall survive), and the Trustee, on demand of the Company, shall execute proper instruments acknowledging the satisfaction and discharge of this Indenture with respect to the Securities of such series, when:

(1) either

(A) all Securities of such series that have been authenticated and delivered, except lost, stolen or destroyed Securities that have been replaced or paid, and all Securities of such series for whose payment money has been deposited in trust and thereafter repaid to the Company, have been delivered to the Trustee for cancellation; or

(B) all Securities of such series that have not been delivered to the Trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one year or are to be called for redemption within one year, under arrangements reasonably satisfactory to the Trustee, and the Company or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the Securities of such series not delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest and Special Interest, if any, to the date of maturity or redemption;

(2) no Default or Event of Default has occurred and is continuing on the date of the deposit or will occur as a result of the deposit and the deposit will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which the Company or any Guarantor is a party or by which the Company or any Guarantor is bound;

(3) the Company or any Guarantor has paid or caused to be paid all other sums payable by it under this Indenture; and

(4) the Company has delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Securities of such series at maturity or the redemption date, as the case may be.

In addition, the Company must deliver an Officers’ Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Notwithstanding the satisfaction and discharge of this Indenture, if money has been deposited with the Trustee pursuant to subclause (B) of clause (1) of this Section, the provisions of Sections 9.02 and 8.06 will survive. In addition, nothing in this Section 10.01 will be deemed to discharge those provisions of Section 7.07 hereof, that, by their terms, survive the satisfaction and discharge of this Indenture.

SECTION 10.02	Application of Trust Money.

Subject to the provisions of Section 8.06, all money deposited with the Trustee pursuant to Section 10.01 shall be held in trust and applied by it, in accordance with the provisions of the Securities of such series and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

If the Trustee or Paying Agent is unable to apply any money or Government Securities in accordance with Section 10.01 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s and any Guarantor’s obligations under this Indenture and the Securities of such series shall be revived and reinstated as though no deposit had occurred pursuant to Section 10.01; provided that if the Company has made any payment of principal of, premium, if any, or interest on any Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or Government Securities held by the Trustee or Paying Agent.

ARTICLE XI

AMENDMENT, SUPPLEMENT AND WAIVER

SECTION 11.01	Without Consent of Holders.

Notwithstanding Section 11.02 hereof, the Company and the Guarantors may amend or supplement this Indenture, the Subsidiary Guarantees or the Securities without the consent of any Holder:

(1) to cure any ambiguity, defect, omission or inconsistency;

(2) to provide for uncertificated Securities in addition to or in place of certificated Securities;

(3) to provide for the assumption of the Company’s obligations to Holders of Securities in the case of a merger or consolidation or sale of all or substantially all of the Company’s assets;

(4) to make any change that would provide any additional rights or benefits to the Holders of Securities of one or more series or that would not adversely affect, other than in immaterial respects, the legal rights under this Indenture of any such Holder;

(5) to (a) add a Guarantor (as to any or all series of Securities) or (b) release any Guarantor from any of its obligations under its Subsidiary Guarantee or this Indenture, in each case, to the extent permitted by this Indenture;

(6) to provide for the issuance of additional Securities of any series in accordance with the provisions of this Indenture;

(7) to evidence and provide for a successor Trustee;

(8) to convey, transfer, assign, mortgage or pledge to the Trustee as security for Securities any property or assets; or

(9) to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA.

Upon the request of the Company, accompanied by a Board Resolution, and upon receipt by the Trustee of the documents described in Section 11.06, the Trustee shall join with the Company in the execution of any supplemental indenture authorized or permitted by the terms of this Indenture and make any further appropriate agreements and stipulations that may be therein contained.

SECTION 11.02	With Consent of Holders.

Except as provided in this Section 11.02, the Company and the Trustee may amend or supplement this Indenture with the written consent (including consents obtained in connection with a tender offer or exchange offer for Securities of any one or more series or all series or a solicitation of consents in respect of Securities of any one or more series or all series, provided that in each case such offer or solicitation is made to all Holders of then outstanding Securities of each such series (but the terms of such offer or solicitation may vary from series to series)) of the Holders of at least a majority in aggregate principal amount of the then outstanding Securities of each series affected by such amendment or supplement.

Upon the request of the Company, accompanied by a Board Resolution, and upon the filing with the Trustee of evidence of the consent of the Holders as aforesaid, and upon receipt by the Trustee of the documents described in Section 11.06, the Trustee shall join with the Company in the execution of such amendment or supplemental indenture.

It shall not be necessary for the consent of the Holders under this Section 11.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

The Holders of a majority in aggregate principal amount of the then outstanding Securities of one or more series or of all series affected by such waiver may waive any existing Default or compliance in a particular instance by the Company with any provision of this Indenture with respect to Securities of such series (including waivers obtained in connection with a tender offer or exchange offer for Securities of such series or a solicitation of consents in respect of Securities of such series, provided that in each case such offer or solicitation is made to all Holders of then outstanding Securities of such series (but the terms of such offer or solicitation may vary from series to series)).

However, with respect to each series of Securities, without the consent of each Holder affected, an amendment, supplement or waiver under this Section 11.02 may not (with respect to any Securities held by a non-consenting Holder):

(1) reduce the principal amount of such Securities whose Holders must consent to an amendment, supplement or waiver;

(2) reduce the principal of or change the fixed maturity of any such Security or alter the provisions with respect to the redemption of such Securities (other than the provisions of Sections 4.13 and 4.16);

(3) reduce the rate of or change the time for payment of interest on any such Security;

(4) waive a Default or Event of Default in the payment of principal of, or interest or Special Interest, if any, or premium, if any, on such Securities (except a rescission of acceleration of such Securities by the Holders of at least a majority in aggregate principal amount of the Securities of such series and a waiver of the payment default that resulted from such acceleration);

(5) make any such Security payable in money other than that stated in such Security;

(6) make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders of such Securities to receive payments of principal of, or interest or Special Interest, if any, or premium, if any, on such Securities;

(7) waive a redemption payment with respect to any such Securities (other than a payment required by Section 4.13 or 4.16);

(8) release any Guarantor from any of its obligations under its Subsidiary Guarantee or this Indenture, except in accordance with the terms of this Indenture; or

(9) make any change in the preceding amendment and waiver provisions.

A supplemental indenture that changes or eliminates any covenant or other provision of this Indenture which has expressly been included solely for the benefit of one or more particular series of Securities, or which modifies the rights of the Holders of Securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of Securities of any other series.

The right of any Holder to participate in any consent required or sought pursuant to any provision of this Indenture (and the obligation of the Company to obtain any such consent otherwise required from such Holder) may be subject to the requirement that such Holder shall have been the Holder of record of any Securities with respect to which such consent is required or sought as of a date identified by the Company in a notice furnished to Holders in accordance with the terms of this Indenture.

After an amendment, supplement or waiver under this Section 11.02 becomes effective, the Company shall mail to the Holders of each Security affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplement or waiver.

SECTION 11.03	Compliance with Trust Indenture Act.

Every amendment or supplement to this Indenture or the Securities shall comply in form and substance with the TIA as then in effect.

SECTION 11.04	Revocation and Effect of Consents.

Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder’s Security, even if notation of the consent is not made on any Security. However, any such Holder or subsequent Holder may revoke the consent as to his or her Security or portion of a Security if the Trustee receives written notice of revocation before a date and time therefore identified by the Company in a notice furnished to such Holder in accordance with the terms of this Indenture or, if no such date and time shall be identified, the date the amendment, supplement or waiver becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

The Company may, but shall not be obligated to, fix a record date (which need not comply with TIA § 316(c)) for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver or to take any other action under this Indenture. If a record date is fixed, then notwithstanding the provisions of the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to consent to such amendment, supplement or waiver or to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No consent shall be valid or effective for more than 90 days after such record date unless consents from Holders of the principal amount of Securities required hereunder for such amendment or waiver to be effective shall have also been given and not revoked within such 90-day period.

After an amendment, supplement or waiver becomes effective, it shall bind every Holder, unless it is of the type described in any of clauses (1) through (9) of Section 11.02 hereof. In such case, the amendment, supplement or waiver shall bind each Holder who has consented to it and every subsequent Holder that evidences the same debt as the consenting Holder’s Security.

SECTION 11.05	Notation on or Exchange of Securities.

If an amendment or supplement changes the terms of an outstanding Security, the Company may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security at the request of the Company regarding the changed terms and return it to the Holder. Alternatively, if the Company so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms. Failure to make the appropriate notation or to issue a new Security shall not affect the validity of such amendment or supplement.

Securities of any series authenticated and delivered after the execution of any amendment or supplement may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such amendment or supplement.

SECTION 11.06	Trustee to Sign Amendments, etc.

The Trustee shall sign any amendment or supplement authorized pursuant to this Article if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but need not, sign it. In signing or refusing to sign such amendment or supplement, the Trustee shall be entitled to receive, and, subject to Section 7.01 hereof, shall be fully protected in relying upon, an Officers’ Certificate and an Opinion of Counsel provided at the expense of the Company as conclusive evidence that such amendment or supplement is authorized or permitted by this Indenture, that it is not inconsistent herewith, and that it will be valid and binding upon the Company in accordance with its terms.

ARTICLE XII

MISCELLANEOUS

SECTION 12.01	Trust Indenture Act Controls.

If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by operation of TIA § 318(c), the imposed duties shall control.

SECTION 12.02	Notices.

Any notice or communication by the Company, a Guarantor or the Trustee to the others is duly given if in writing and delivered in person or mailed by first-class mail (registered or certified, return receipt requested), telex, facsimile or overnight air courier guaranteeing next day delivery, to the others’ address:

If to the Company and/or any of the Guarantors:

Freescale Semiconductor, Inc.

6501 William Cannon Drive

TX30/OE09

Austin, Texas 78735

Attention: Treasurer

Facsimile No.: (512) 895-3082

If to the Trustee:

Deutsche Bank Trust Company Americas

60 Wall Street

New York, New York 10005

Attention: Wanda Camacho

Facsimile No.: (212) 797-8622

The Company, a Guarantor or the Trustee by notice to the others may designate additional or different addresses for subsequent notices or communications.

All notices and communications shall be deemed to have been duly given at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if by facsimile; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery. All notices and communications to the Trustee shall be addressed to the Trust Officer.

Any notice or communication to a Holder shall be mailed by first-class mail, postage prepaid, to the Holder’s address shown on the register kept by the Registrar. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it, except in the case of notice to the Trustee, it is duly given only when received.

If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

All notices or communications, including without limitation notices to the Trustee or the Company by Holders, shall be in writing, except as otherwise set forth herein.

In case by reason of the suspension of regular mail service, or by reason of any other cause, it shall be impossible to mail any notice required by this Indenture, then such method of notification as shall be made with the approval of the Trustee shall constitute a sufficient mailing of such notice.

SECTION 12.03	Communication by Holders with Other Holders.

Holders may communicate pursuant to TIA § 312(b) with other Holders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA § 312(c).

SECTION 12.04	Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall, if requested by the Trustee, furnish to the Trustee at the expense of the Company:

(1) an Officers’ Certificate (which shall include the statements set forth in Section 12.05) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(2) an Opinion of Counsel (which shall include the statements set forth in Section 12.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been complied with.

SECTION 12.05	Statements Required in Certificate or Opinion.

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA § 314(a)(4)) shall comply with the provisions of TIA § 314(e) and shall include:

(1) a statement that the Person making such certificate or opinion has read such covenant or condition;

(2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.

SECTION 12.06	Rules by Trustee and Agents.

The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or the Paying Agent may make reasonable rules and set reasonable requirements for its functions.

SECTION 12.07	Legal Holidays.

If a payment date is a Legal Holiday at a Place of Payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

SECTION 12.08	No Personal Liability of Directors, Officers, Employees and Stockholders.

No director, officer, employee, incorporator, stockholder or member of the Company or any Subsidiary or Affiliate of the Company, as such, shall have any liability for any obligations under the Securities of any series, this Indenture, any supplemental indenture, the Subsidiary Guarantees, any Exchange and Registration Rights Agreement, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Securities by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for issuance of Securities.

SECTION 12.09	Governing Law.

This Indenture, the Securities and the Subsidiary Guarantees shall be governed by and construed in accordance with the laws of the State of New York.

SECTION 12.10	No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or any Subsidiary. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 12.11	Successors.

All agreements of the Company in this Indenture and the Securities shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors. All agreements of a Guarantor in this Indenture will bind its successors, except as otherwise provided in Section 9.05.

SECTION 12.12	Severability.

In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall, to the fullest extent permitted by applicable law, not in any way be affected or impaired thereby.

SECTION 12.13	Counterpart Originals.

The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

SECTION 12.14	Table of Contents, Headings, etc.

The table of contents, cross-reference table and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year first above written.

FREESCALE SEMICONDUCTOR, INC.

By:	/s/ Alan Campbell
Name: Alan Campbell
Title: Senior Vice President and Chief Financial Officer

DEUTSCHE BANK TRUST COMPANY AMERICAS
as Trustee

By:	/s/ Wanda Camacho
Name: Wanda Camacho
Title: Vice President